As filed with the Securities and Exchange Commission on September 25, 2018

Registration No.

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CLEARONE, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	3661 (Primary Standard Industrial Classification Code Number)	87-0398877 (I.R.S. Employer Identification No.)

5225 Wiley Post Way, Suite 500
Salt Lake City, Utah 84116
(801) 975-7200
(Address, including zip code, and telephone number, including area code, of the registrant's principal executive offices)

Zeynep Hakimoglu
Chief Executive Officer
ClearOne, Inc.
5225 Wiley Post Way, Suite 500
Salt Lake City, Utah 84116
(801) 975-7200
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Mark Coffin
Seyfarth Shaw LLP
700 Milam Street, Suite 1400
Houston, TX 77002
Telephone: (713) 225-1337

As soon as practicable after this Registration Statement becomes effective.
(Approximate date of commencement of proposed sale to the public)

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.    ☐

         If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

         If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

         If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

         Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company" and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒ Emerging growth company ☐

         If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE
Title of each class of securities to be registered(1)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee

Nontransferable Subscription Rights to purchase Common Stock(1)	N/A(2)	N/A(2)

Common stock, par value $0.001 per share, issuable upon exercise of Subscription Rights(1)	$10,000,000(3)	$1,245(4)

TOTAL	$10,000,000	$1,245

(1)This Registration Statement relates to: (a) non-transferable Subscription Rights to purchase Common Stock of the Registrant, which Subscription Rights are to be issued to holders of the Registrant's Common Stock on a pro rata basis without consideration; and (b) the shares of the Registrant's Common Stock issuable upon the exercise of such non-transferable Subscription Rights pursuant to the Rights Offering.
(2)The Subscription Rights are being issued without consideration. Pursuant to Rule 457(g), no separate registration fee is payable with respect to the Subscription Rights being offered hereby since the Subscription Rights are being registered in the same Registration Statement as the Common Stock underlying the Subscription Rights.
(3)Represents the estimated gross proceeds from the assumed exercise of all Subscription Rights.
(4)Calculated pursuant to Rule 457(o) based on an estimate of the proposed maximum aggregate offering price.

         The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

At the 2018 annual meeting of shareholders of ClearOne, Inc. (the “Company”) expected to be held on October 25, 2018 (the “Annual Meeting”), the Company’s shareholders will vote upon a proposal to reincorporate the Company from a Utah corporation to a Delaware corporation (the “Reincorporation”). The prospectus included in this registration statement on Form S-1 (the “Registration Statement”) assumes that the Reincorporation will be approved by the Company’s shareholders at the Annual Meeting, that the reincorporation will be completed immediately following the Annual Meeting, and that the Company will be a Delaware corporation prior to the Registration Statement being declared effective and prior to the commencement of the offering of securities contemplated by the Registration Statement. The Company intends to file a pre-effective amendment to the Registration Statement to update the Prospectus to reflect the results of the Annual Meeting and the Company’s corporate status.

The information in this prospectus is not complete and may be changed without notice. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale of these securities is not permitted.

PRELIMINARY PROSPECTUS
SUBJECT TO COMPLETION, DATED SEPTEMBER 25, 2018

ClearOne, Inc.

Non-transferable Subscription Rights
to Purchase an Aggregate of up to [____________] Shares of Common Stock at $[___] per Whole Share
Issuable upon Exercise of the Subscription Rights

        We are distributing, at no charge, to holders of our outstanding Common Stock, non-transferable subscription rights to purchase in the aggregate up to [_________] shares of our Common Stock, $0.001 par value per share, which we refer to as "Common Stock" at a cash subscription price of $[___] per whole share for maximum gross proceeds of $[___________]. We refer to the offering of our Common Stock through the subscription rights as the "rights offering."

        In the rights offering, you will receive one (1) subscription right for each one (1) share of Common Stock you hold as of 5:00 p.m. Eastern Standard Time, on [_________], 2018, the record date of the rights offering.

        Each subscription right will entitle you to purchase [_____] shares of our Common Stock at a subscription price of $[___] per whole share, which we refer to as the "basic subscription right." The subscription price was determined by our board of directors (the "Board of Directors"). We will not issue fractional shares in the rights offering. You will not receive any rights in our rights offering unless you hold shares of our Common Stock at the close of business on the record date, which is 5:00 p.m. Eastern Standard Time, on [________], 2018.

        If you exercise your basic subscription rights in full and other shareholders do not fully exercise their basic subscription rights, we will grant you an over-subscription right to purchase the same number of shares of Common Stock that you may acquire pursuant to the exercise of your basic subscription right, at the same subscription price of $[___] per share, additional shares of Common Stock that remain unsubscribed at the expiration of the rights offering. Over-subscription rights will be available only to shareholders who exercise their basic subscription rights in full. The over-subscription rights will be subject to availability and pro rata allocation of shares among shareholders exercising their over-subscription right.

        You may exercise your subscription rights at any time beginning on the effective date of this prospectus and before the expiration of the rights offering, on [________], 2018, at 5:00 p.m., Eastern Standard Time, which is [___] calendar days after the effective date of the registration statement of which this prospectus is part, unless we extend the rights offering period, as determined at our sole discretion, for up to 30 calendar days.

        We reserve the right to cancel the rights offering for any reason at our sole discretion any time before the expiration date. If we cancel the rights offering, any and all subscription payments that have been received by our Subscription Agent will be returned as soon as reasonably possible, without interest or penalty.

        Broadridge Corporate Issuer Solutions, Inc. (referred to herein as "Broadridge" and the "Subscription Agent") will serve as the Subscription Agent for the rights offering. The Subscription Agent will hold in escrow the funds we receive from subscribers until we complete or cancel the rights offering.

        We are directly offering the subscription rights and the shares of Common Stock issuable upon exercise of the rights, all of which are covered by this Registration Statement. We have not engaged the services of any underwriters or selling agents. We will bear all costs, expenses and fees in connection with the registration of the shares of Common Stock issuable upon exercise of the subscription rights.

        Our Common Stock is traded on the NASDAQ Capital Market under the symbol "CLRO." The shares of Common Stock that we issue in connection with the rights offering will also be listed on the NASDAQ Capital Market under the same symbol. The subscription rights will not be listed for trading on the NASDAQ Capital Market or any other stock exchange or market. On September 24, 2018, the last reported sale price for our Common Stock was $2.25 per share. As of the close of business on September [__], 2018, our Company had [_______] shares of Common Stock issued and outstanding.

        Neither our Board of Directors nor our management has made any recommendations regarding the exercise of your subscription rights. You may not revoke or revise any exercises of subscription rights once made, unless we cancel the rights offering. You should carefully read this entire prospectus and all information that we incorporate by reference before you make any investment decision. See the section in this prospectus under the caption: "Incorporation of Certain Information by Reference." Investing in our Common Stock involves certain risks. See "Risk Factors" beginning on page 14 to read about factors you should consider before exercising your subscription rights.

        Upon completion of the rights offering, shareholders who do not fully exercise their basic subscription rights will own a smaller proportional interest in the Company than if they had timely and fully exercised their basic subscription rights.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                                    , 2018.

ABOUT THIS PROSPECTUS

        In considering any decision regarding an investment in the shares which are the subject of this prospectus, you should rely only upon the information contained in this prospectus and the information that we incorporate by reference into this prospectus. We have not authorized any persons to provide you with information which is different from the information contained in this prospectus or the information that we incorporate by reference into this prospectus. We take no responsibility for, and can provide no assurances as to the reliability of, any other information that you may obtain from other sources. The information contained in this prospectus is accurate only as of the date on the front cover of this prospectus. Any and all information that we incorporate by reference is accurate only as of the date of the referenced document so incorporated.

        This prospectus is an offer to sell only the securities that are offered hereby, and only where it is lawful to do so. This prospectus does not offer to sell, or ask for offers to buy, any shares of our Common Stock in any state or jurisdiction (within or outside the United States) where it would not be lawful or where the person making the offer is not qualified to do so.

        This prospectus is part of a registration statement that we filed with the U.S. Securities and Exchange Commission (the "SEC"). Please carefully read both this entire prospectus together with all information that we incorporate by reference. See the section of this prospectus under the caption: "Incorporation of Certain Information by Reference."

        Except as otherwise indicated herein or as the context otherwise requires, references in this prospectus to "ClearOne," "CLRO," "the Company," "we," "us," "our," and similar references refer to ClearOne, Inc. and its subsidiaries. References in this prospectus to "Subscription Agent" refers to Broadridge.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

        This prospectus and the documents we incorporate by reference into this prospectus may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, about the Company and its subsidiaries. We intend the coverage of our forward-looking statements to be within the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not statements of historical fact, and can be identified by the use of forward-looking terminology such as "believes," "expects," "may," "will," "could," "should," "projects," "plans," "goal," "targets," "potential," "estimates," "pro forma," "seeks," "intends," or "anticipates" or the negative form of these terms or comparable qualifying words. The basis for our forward-looking statements includes our current expectations and a number of known and unknown risks and uncertainties that could cause actual outcomes to differ materially from our forward-looking statements. We caution readers not to place undue reliance on our forward-looking statements. In light of inherent uncertainties in forward-looking statements, the reader should not interpret inclusion of these statements as any representation by us or any other person that we will achieve or accomplish any of the matters expressed within the scope of any of our forward-looking statements. We assume no obligation to publicly update or revise our forward-looking statements or to advise of any changes regarding the basis of our assumptions and other factors relating to the forward-looking statements.

PROSPECTUS SUMMARY

        This summary highlights information contained elsewhere in this prospectus. This summary is not complete and may not contain all of the information that you should consider before making any decision to invest in our Common Stock. Prior to making any investment decision, we encourage you to read the entire prospectus carefully, including the risks discussed in the "Risk Factors" section, as well as risk factors incorporated into this prospectus by reference to other documents. We also encourage you to review our financial statements and the other information that we provide in our periodic reports and other documents that we file with the SEC, as described under the caption: "Where You Can Find More Information."

Our Company

       ClearOne, Inc., a Delaware corporation, is a global company enabling conferencing, collaboration, and network streaming solutions. The performance and simplicity of our advanced, comprehensive solutions offer unprecedented levels of functionality, reliability and scalability. We derive most of our revenue from professional audio conferencing products by promoting our products in the professional audio-visual channel. We have extended our total addressable market from installed audio conferencing market to adjacent complementary markets – microphones, video collaboration and networked audio and video streaming. We have achieved this through strategic technological acquisitions as well as by internal product development.. Our Common Stock is traded on the NASDAQ Capital Market under the symbol "CLRO." The address of our principal executive office is 5225 Wiley Post Way, Suite 500, Salt Lake City, Utah 84116.

The Rights Offering

Securities Offered

We are distributing, at no charge, to holders of our outstanding Common Stock, non-transferable subscription rights to purchase in the aggregate up to [___________] shares of our Common Stock, $0.001 par value per share. You will receive one (1) subscription right for each one (1) share of Common Stock that you own on the record date. Each subscription right will entitle you to purchase [__] shares of our Common Stock. We will issue shares of our Common Stock in the rights offering only in book-entry form. We will not issue stock certificates.

Subscription Price

The subscription price is $[___] per whole share, payable in cash. The subscription price was determined by the Board of Directors based on its analysis of current market conditions, including the company’s stock price performance in 2018 and general market conditions, with the subscription price representing a [__]% discount to the most recent reported closing price of the company’s common stock as reported on the NASDAQ Capital Market on _________, 2018. To be effective, any payment related to the exercise of a subscription right must be received by the Subscription Agent before the expiration of the rights offering described below.

After the date of this prospectus, our Common Stock may trade at prices below the subscription price. In that event, our Board of Directors may change the subscription price of this offering or determine to cancel or otherwise alter the terms of the rights offering.

Basic Subscription Right

Each subscription right will entitle you to purchase [___] shares of our Common Stock at a subscription price of $[___] per whole share (the "basic subscription right"). The Company will allocate to you, by reference to your percentage ownership of the Company on the record date, a proportionate number of the rights offered. See the section in this prospectus under the caption: "The Rights Offering—The Subscription Rights—Basic Subscription Right."

Over-Subscription Right

If you exercise your basic subscription rights in full and other shareholders do not fully exercise their basic subscription rights, you may also exercise an over-subscription right to purchase the same number of shares of Common Stock that you may acquire pursuant to the exercise of your basic subscription right, at the same subscription price of $[___] per whole share, some or all of the unsubscribed shares of Common Stock that remain available at the expiration of the rights offering. If the number of remaining shares is not sufficient to satisfy all of the over-subscriptions, the available remaining shares will be prorated among those subscribers who exercise over-subscription rights in proportion to their respective basic subscription rights. See the section in this prospectus under the caption: "The Rights Offering—The Subscription Rights—Over-Subscription Right."

Record Date	5:00 p.m., Eastern Standard Time, on [_______], 2018.

Expiration of the Offering Period

5:00 p.m., Eastern Standard Time, on [_______], 2018 which is [__] calendar days after the effective date of the registration statement of which this prospectus is a part. We may extend, in our sole discretion, the expiration of the offering period for exercising your subscription rights for a period not to exceed 30 calendar days.

No Fractional Shares	We will not issue any fractional shares in the rights offering. You may only exercise your rights to purchase shares in whole numbers.

Use of Proceeds	We intend to use the net proceeds from the rights offering as additional capital for general corporate purposes. See the section in this prospectus under the caption: "Use of Proceeds."

Non-transferability of Subscription Rights

The subscription rights that we issue in the rights offering may not be sold, transferred or subject to any other disposition. See the section in this prospectus under the caption: "The Rights Offering—Non-transferability of Subscription Rights."

No Board Recommendation

Our Board of Directors is making no recommendation regarding your exercise of the subscription rights. You should carefully consider all relevant facts and circumstances in determining whether or not to exercise your subscription rights. See the section in this prospectus under the caption: "Risk Factors" for a discussion of some of the risks related to exercising your subscription rights and investing in our Common Stock.

No Revocation

Except in the event we make a fundamental change to the terms and conditions of our rights offering, your exercise of subscription rights will be irrevocable, even if you later change your mind about exercising your subscription rights. The irrevocability of your exercise will apply even if new information comes to your attention or if the market price of our Common Stock falls below the subscription price of $[___] per whole share. Your exercise of the rights will also remain irrevocable if the authorized period for the rights offering is extended by our Board of Directors. You should not exercise your subscription rights unless you are certain that you wish to purchase shares of our Common Stock at the subscription price of $[___] per whole share.

Extension

We reserve the right to extend the rights offering period for a period not to exceed 30 calendar days. If we decide to extend the rights offering period, we will issue a press release announcing the extension in advance of the expiration of the rights offering period. We may also extend the duration of the rights offering period if applicable law or regulations require us to do so. Our Board of Directors has broad discretion regarding any and all determinations whether or not to extend the rights offering period. See the section in this prospectus under the caption: "The Rights Offering—Expiration Date, Extension, and Amendments."

Cancellation

Our Board of Directors may at its sole discretion cancel the rights offering at any time before the expiration of the rights offering period. If we cancel the rights offering, we will issue a press release notifying all of our shareholders of the cancellation. If we cancel the rights offering, the Subscription Agent will promptly return all subscription payments, without interest or penalty, as soon as reasonably possible after the cancellation date. See the section in this prospectus under the caption: "The Rights Offering—Expiration Date, Extension, and Amendments."

Amendment

Our Board of Directors reserves the right to amend or modify the terms of the rights offering. The amendments or modifications may be made for any reason. These changes may include, for example, changes to the subscription price or other matters that may induce greater participation by our shareholders in the rights offering. See the section in this prospectus under the caption: "The Rights Offering—Expiration Date, Extension, and Amendments."

Fundamental Changes

If we make any fundamental change to the terms of the rights offering after the date of effectiveness of this prospectus, we will file a post-effective amendment to the registration statement in which this prospectus is included and offer subscribers the opportunity to cancel their subscriptions. In such event, if you have subscribed to purchase shares in the rights offering and request a refund, we will issue the refund to you and recirculate an amended prospectus after the post-effective amendment is declared effective with the SEC. If we extend the expiration date of the rights offering period in connection with any post-effective amendment, we will allow holders of rights a reasonable period of additional time to make new investment decisions on the basis of the new information set forth in the amended prospectus that will form a part of the post-effective amendment registration statement. In such event, we will issue a press release announcing the changes to the rights offering and the new expiration date. See the section in this prospectus under the caption: "The Rights Offering—Expiration Date, Extension, and Amendments."

Procedures for Exercising Rights

To exercise your subscription rights, you must complete the subscription rights certificate and deliver the certificate to the Subscription Agent before the expiration of the offering period. Your subscription must include full payment for the exercise of all of your basic subscription rights and all over-subscription rights that you wish to exercise. For details regarding the procedure and requirements for exercising your subscription rights, see the section in this prospectus under the caption: "The Rights Offering—Method of Exercising Subscription Rights"

You may deliver the subscription documents and payments by mail or overnight commercial carrier. If regular mail is used for this purpose, we recommend that you use registered mail, properly insured, with return receipt requested.

Brokerage Account Shareholders

If you are a beneficial owner of shares that are registered in the name of a broker, dealer, bank or other nominee, and you wish to participate in the rights offering, you should immediately instruct your broker, dealer, bank or other nominee to exercise your subscription rights on your behalf and deliver all required documents and payment before the expiration of the rights offering period.

Guaranteed Delivery Procedures

If you are not able to deliver your rights certificate to the Subscription Agent before the expiration of the rights offering period, you may follow the procedures that we describe in the section of this prospectus under the caption: "The Rights Offering—Guaranteed Delivery Procedures."

Minimum Subscription Requirement	You may exercise your rights in the full amount of your allocation or in any partial amount that you determine. We have not set any minimum subscription amount.

No Obligation to Participate in the Rights Offering

You are under no obligation to exercise your rights to subscribe for any shares in the rights offering. If you choose not to participate in the rights offering, you do not have to take any special action to decline to participate.

Shares of Common Stock Outstanding as of the Record Date	[_______] outstanding as of the record date.

Shares of Common Stock Outstanding After Completion of the Rights Offering	If our rights offering is fully subscribed, we expect to issue approximately [___________] shares of Common Stock.

If our rights offering is fully subscribed, we would have approximately [___________] shares of Common Stock issued and outstanding at the closing of the rights offering.

Delivery of Shares	Any shares you elect to purchase in the rights offering will be delivered to you or your broker as soon as reasonably possible following the closing of the rights offering.

Market for Common Stock	The Company's Common Stock is listed and trades on Nasdaq Capital Market under the symbol "CLRO."

U.S. Federal Income Tax Considerations

For U.S. federal income tax purposes, you generally should not recognize income or loss in connection with the receipt or exercise of subscription rights unless the rights offering is part of a “disproportionate distribution” within the meaning of applicable tax law, in which case you may recognize taxable income upon receipt of the subscription rights. We believe that the rights offering should not be part of a disproportionate distribution. The disproportionate distribution rules are complicated, however, and their application is uncertain. This position is not binding on the U.S. Internal Revenue Service (“IRS”) or the courts, and accordingly, it is possible that the IRS could challenge this position. You may be required to allocate a portion of your tax basis in your Common Stock to the subscription rights we distribute to you in the offering, depending on the value of the subscription rights. For further information, see the section entitled “Material U.S. Federal Income Tax Consequences.” You are urged to consult your own tax advisor as to your particular tax consequences resulting from the receipt and the disposition or exercise of subscription rights and the receipt, ownership and disposition of Common Stock.

Subscription Agent	Broadridge will act as our subscription agent in connection with the rights offering. You may contact Broadridge directly with any questions or comments toll-free at (855) 793-5068.

Foreign Holders of Registered Common Stock Certificates	The Subscription Agent will not mail rights certificates to you if your address is outside the United States or if you have an Army Post Office or a Fleet Post Office address.

Foreign shareholders will receive written notice of the rights offering. The Subscription Agent will hold the rights to which those subscription certificates pertain for those shareholders' accounts until instructions are received to exercise the rights, subject to applicable law.

Risk Factors

If you are considering making an investment by exercising subscription rights in the rights offering, you should carefully read the risks and other information set forth in this prospectus in the section under the caption: "Risk Factors" beginning on page 14 of this prospectus. You should also carefully review the documents incorporated by reference into this prospectus, and the risks that we discuss in other sections of this prospectus.

Questions

We answer some of the common questions that we anticipate shareholders may ask about the rights offering in the section below. See the section in this prospectus under the caption: "Questions and Answers About the Rights Offering."

Escrow of Funds

The Subscription Agent will hold in escrow the funds we receive from subscribers until we complete or cancel the rights offering. If you are the record holder of your shares and you wish to participate in the rights offering, you must submit all of your subscription documents to the Subscription Agent in a timely manner and assure receipt of payment by the Subscription Agent prior to the expiration of the rights offering.

QUESTIONS AND ANSWERS ABOUT THE RIGHTS OFFERING

        The following are examples of common questions that we expect to receive from shareholders and their representatives regarding our rights offering. The following questions and answers are inherently limited in scope and do not contain all of the information that may be important to you and may not address all of the questions that you may have about the rights offering. This prospectus and the documents that we incorporate by reference herein contain many details regarding the terms and conditions of our rights offering and provide additional information about us and our business, including potential risks related to subscribing for shares in our rights offering, the shares of our Common Stock and our business.

What is the rights offering?

        The rights offering is our distribution to holders of our outstanding Common Stock of non-transferable subscription rights to purchase additional shares of our Common Stock. The number of basic subscription rights that we offer to each shareholder is proportional to their pre-offering equity ownership percentage interest in our Company. The price for exercise of the rights and subscription for the purchase of shares of our Common Stock is $[___] per whole share. The subscription price was determined by the Board of Directors based on its analysis of current market conditions, including the company’s stock price performance in 2018 and general market conditions, with the subscription price representing a [__]% discount to the most recent reported closing price of the company’s common stock as reported on the NASDAQ Capital Market on _________, 2018. The rights offering will enable our shareholders to maintain or possibly increase their current equity interest ownership percentage in our Company. There is no charge to shareholders related to the distribution of the subscription rights. All references in this prospectus to the rights offering subscription price of $[___] per share refer to the price per whole share.

Why are we conducting the rights offering?

        We are conducting the rights offering to raise additional capital for general corporate purposes. See the section of this prospectus under the caption: "Use of Proceeds."

Who may participate in our rights offering?

        Only shareholders of our Company as of 5:00 pm on the record date of [___________], 2018, may participate in the rights offering.

How many rights will I receive?

        On the record date, we will grant you one (1) subscription right for each one (1) share of our Common Stock that you own at the close of business on the record date. Each subscription right will entitle you to purchase [__] shares of our Common Stock at a subscription price of $[___] per whole share. The Company will allocate to you, by reference to your percentage ownership of the Company on the record date, a proportionate number of the rights offered.

Will fractional shares of Common Stock be issued upon exercise of the subscription rights?

        No. We will not issue fractional shares of Common Stock. If you exercise your subscription rights in a manner that would result in the issuance of fractions of a share, the number of shares that you may purchase will be rounded down to the nearest share.

What if I own my stock through a brokerage account or similar nominee account?

        If you hold your shares in the name of a broker, dealer, bank or other nominee and you wish to participate in the rights offering and purchase shares of our Common Stock, please contact your broker, dealer, bank or other nominee as soon as possible. You should complete and return to your nominee the form captioned: "Beneficial Owner Election Form." You should receive the form from your broker, dealer, bank or other nominee with the other rights offering materials. We assume no responsibility in respect of the timely administration of your broker, dealer, bank or other nominee to perform its obligations on your behalf.

What is the basic subscription right?

        The basic subscription right provides you with the right to purchase [___] shares of our Common Stock at a subscription price of $[___] per one whole share. At your own choosing, you may exercise some or all of your basic subscription rights. You may also elect not to exercise any subscription rights at all.

What is the over-subscription right?

        If all shareholders do not exercise their basic subscription rights, the shares underlying those rights will become available for over-subscription by other shareholders. The over-subscription right is only available to shareholders who exercise their basic subscription rights in full. The over-subscription right to purchase shares will be made available, at the same subscription price of $[___] per share, up to the remaining number of unexercised basic subscription rights, if any. If you exercise your basic subscription rights in full and other shareholders do not fully exercise their basic subscription rights, you may also exercise an over-subscription right to purchase the same number of shares of Common Stock that you may acquire pursuant to the exercise of your basic subscription right, at the same subscription price of $[___] per whole share, some or all of the unsubscribed shares of Common Stock that remain available at the expiration of the rights offering.

        If the number of unsubscribed shares of Common Stock are not sufficient to satisfy the exercise of all over-subscriptions, the over-subscription rights will be subject to pro rata allocation of available shares among shareholders exercising their over-subscription rights.

        If you wish to exercise your over-subscription rights, you must deliver the subscription payment for the exercise of your over-subscription right either together with the exercise of your basic subscription right or at the latest prior to the expiration of the rights offering.

        We will not know the total number of unsubscribed shares before the expiration of the rights offering. Therefore, if you desire to exercise your over-subscription rights, you will need to deliver the sufficient payment covering your exercise of all basic subscription rights and all over-subscription rights prior to the expiration of the offering period. In the event you submit any payments for over-subscriptions that we cannot satisfy, the Subscription Agent will return to you any excess payments without interest or penalty as soon as reasonably possible after the expiration of the rights offering. See the section in this prospectus under the caption: "The Rights Offering—The Subscription Rights—Over-Subscription Right."

How was the subscription price determined?

        The subscription price was determined by the Board of Directors and represents a [__]% discount to the most recent reported closing price of the company’s common stock as reported on the NASDAQ Capital Market on _________, 2018. In making its determination, the Board considered many factors, including the historical and current trading prices of our Common Stock, as well as current trends and conditions in capital markets. The subscription price was not determined on the basis of any investment bank or third-party valuation that was commissioned by the Company. The Board of Directors reserves the right, exercisable in its sole discretion, to change the subscription price of the rights offering or determine to cancel or otherwise alter the terms of the rights offering. See the section in this prospectus under the caption: "The Rights Offering—Expiration Date, Extension, and Amendments."

May I transfer my subscription rights?

        Neither the basic subscription rights nor the over-subscription rights are transferable by you. You may not sell, give away or otherwise transfer your subscription rights. However, subscription rights may be assigned to family members or family trusts. The basic subscription rights and the over-subscription rights are also subject to transfer by operation of law (such as testate or intestate succession). The sale of any of your shares of Common Stock prior to the expiration of the rights offering period will not result in the transfer of any subscription rights.

Are there any limitations on the number of my subscription rights that I may exercise?

        There are no restrictions on the number of your subscription rights that you may exercise.

When can I exercise my subscription rights?

        You may exercise your subscription rights at any time commencing on the effective date of this prospectus and ending at the expiration time and date of the rights offering period, at 5:00 p.m. Eastern Standard Time on [________], 2018, which is [__] calendar days after the effective date of this prospectus. If you elect to exercise any rights, the Subscription Agent must receive all documents from you completely and properly completed, and your payment must fully clear, before the expiration of the offering period.

        If your subscription exercise documentation is received by the Subscription Agent after the expiration of the rights offering period, at 5:00 p.m. Eastern Standard Time on [__________], 2018, which is [__] calendar days after the effective date of this prospectus, we may, in our sole discretion, make an accommodation to accept your subscription, but we shall not be under any obligation to do so.

        See the section in this prospectus under the caption: "The Rights Offering" for further information regarding the requirements and procedures for exercising your subscription rights.

        If you hold your shares through a broker, dealer, bank, or other nominee, your broker, dealer, bank or other nominee holder may impose separate deadlines prior to the expiration of the rights offering. In such case, if you wish to participate in the rights offering, we urge you to contact your broker, dealer, bank, or other nominee and coordinate all procedures with them as soon as reasonably possible.

How do I exercise my subscription rights?

        If you wish to participate in the rights offering, you must deliver to the Subscription Agent before the expiration of the rights offering, all of the following which the Subscription Agent must receive (and funds must clear) prior to 5:00 p.m., Eastern Standard Time, on [__________], 2018, which is [__] calendar days after the effective date of this prospectus:

1.     Your payment for exercise of the basic subscription rights and exercise of any over-subscription rights. See the section in this prospectus under the caption: "The Rights Offering—Method of Exercising Subscription Rights" and "The Rights Offering—Form of Payment."

2.     Your complete and fully executed subscription rights certificate.

        If you cannot deliver your subscription rights certificate to the Subscription Agent before the expiration of the rights offering, you may use the procedures for guaranteed delivery as described in this prospectus in the section under the caption: "The Rights Offering—Guaranteed Delivery Procedures."

        If you hold your shares through your broker, dealer, bank or other nominee, complete and return to such broker, dealer, bank or other nominee the form captioned: "Beneficial Owner Election Form" or use the forms provided to you by your broker, dealer, bank or other nominee in accordance with their stated procedures and prior to their stated deadlines.

Where do I deliver my forms and the payment for exercise of the rights?

        If your shares are held in the name of a broker, dealer, bank or other nominee, then you must coordinate with your broker, dealer, bank or other nominee regarding delivery of your subscription documents, rights certificate, notice of guaranteed delivery (if applicable) and your subscription payment.

        If you are a shareholder of record and you wish to exercise your rights, then you must send your subscription documents, rights certificate, notices of guaranteed delivery (if applicable) and subscription payment to the Subscription Agent at the following address:

By Mail:

Broadridge Corporate Issuer Solutions, Inc.

Attn: BCIS Re-Organization Dept.

P.O. Box 1317

Brentwood, NY 11717-0693

By Hand Delivery or Overnight Courier Excluding U.S. Postal Service:

Broadridge Corporate Issuer Solutions, Inc.

Attn: BCIS IWS

51 Mercedes Way

Edgewood, NY 11717

Phone: 855-793-5068

        All deliveries to the Subscription Agent should only be made by registered first class mail or overnight courier service. Please allow adequate time for delivery of your subscription to the Subscription Agent by you or by your broker, dealer, custodian bank or other nominee, as applicable.

        We do not take any responsibility for completion of your subscription documents, subscription rights certificate and payment to the Subscription Agent or, if you are not a record holder to your broker, dealer, custodian bank or other nominee. If you wish to exercise your rights, please assure that you properly complete all documents and that you provide responses to all requested information. If you have any questions or comments regarding completion of the materials, please contact the Subscription Agent.

        If the payment you remit does not cover the total purchase price for the number of shares of Common Stock for which you are subscribing, or if the number of shares of Common Stock for which you are subscribing is not properly specified, then the funds will be applied to the exercise of subscription rights only to the extent of the payment actually received by the Subscription Agent.

After I deliver my payment and rights certificate, may I cancel my exercise of subscription rights?

        No. All exercises of subscription rights are irrevocable, even if you later change your mind. The irrevocability of your exercise will apply even if new information comes to your attention or if the market price of our Common Stock falls below the rights offering subscription price of $[___] per share. Your exercise of the rights will also remain irrevocable if the authorized period for the rights offering is extended by our Board of Directors.

What if I do not exercise my subscription rights?

        If you do not exercise some or all of your subscription rights, your percentage ownership in our Company will decrease. The issuance of shares in the rights offering to other subscribers will result in the dilution of your voting and other equity rights. If you do not exercise your subscription rights before the expiration of the rights offering period your subscription rights will automatically terminate.

Are there risks in exercising my subscription rights?

        Yes. You must carefully consider all known risks of investment prior to the exercise of your subscription rights. The risks of investment loss apply to all subscribers. We cannot provide any assurance that the shares of our Common Stock sold at the rights offering subscription price of $[___] per share will in the future maintain their value or increase in value. You should carefully read this entire prospectus and consider all of the risks described in the section of this prospectus under the caption: "Risk Factors." You should also carefully review documents incorporated by reference into this prospectus. See the section in this prospectus under the caption: "Incorporation of Certain Information by Reference."

How are the shares of Common Stock delivered?

        At the completion of the rights offering, the Company will issue the shares of Common Stock in book-entry form to each subscriber. The Company will not issue any stock certificates. If you are a holder of record of our Common Stock, shortly after the expiration of the rights offering you will receive a statement of ownership from our transfer agent, Computershare Limited ("Computershare"), reflecting the shares of Common Stock that you have purchased in the rights offering. If your shares of Common Stock are held in the name of a broker, dealer, bank or other nominee, your shares of Common Stock will be issued to the same account. You may request a statement of ownership from the broker or nominee following the completion of the rights offering.

Will my subscription payment be refunded to me if the rights offering is not completed?

        Yes. If the Company does not complete the rights offering, all subscription payments received by the Subscription Agent will be returned, without penalty or interest, as soon as reasonably possible. If you hold your shares of Common Stock through your broker, dealer, bank or other nominee, the Subscription Agent will return the payment to the broker, dealer, bank or other nominee holding your shares.

If I live outside the United States does that affect my exercise of subscription rights?

        For purposes of assuring that we will not breach the laws of any country outside of the United States, we will not mail this prospectus or the subscription rights certificates to shareholders whose addresses are outside the United States or who have an army post office or foreign post office address. The Subscription Agent will hold the subscription rights certificates on behalf of such shareholders. If you live outside of the United States and wish to exercise your subscription rights, you must notify the Subscription Agent on or before 5:00 p.m., Eastern Standard Time, on [_________], 2018, which is two (2) business days prior to the expiration date of the rights offering. See the section in this prospectus under the caption: "The Rights Offering—Foreign Shareholders."

Will any fees or charges apply to me if I exercise my subscription rights?

        If you wish to exercise your subscription rights, the only cost to you will be the payment of the subscription price for purchase of the rights offering shares. We will not charge any fees or commissions in connection with the issuance of the subscription rights to you or the exercise of your subscription rights for rights offering shares. If you hold your shares of Common Stock through your broker, dealer, bank or other nominee, you may be required to pay the broker or nominee certain service or administration fees in connection with the exercise of your subscription rights. Please check with your broker, dealer, bank or other nominee in such regard. We are not responsible for covering or reimbursing any such fees.

What are the U.S. federal income tax consequences of receiving and/or exercising subscription rights?

       For U.S. federal income tax purposes, our U.S. shareholders generally should not recognize income or loss in connection with the receipt or exercise of the subscription rights. However, there is a lack of authority directly addressing the application of the Code to distributions of subscription rights and your receipt of subscription rights may be treated as a taxable distribution if the rights offering is part of a “disproportionate distribution” within the meaning of applicable tax law, in which case you may recognize taxable income upon receipt of the subscription rights. Our tax counsel has not considered any other tax aspects of the issuance or exercise of the subscription rights. We urge you to consult with your own tax advisor regarding your own specific tax situation and to assess the potential adverse tax consequences resulting from the receipt and exercise of subscription rights and the receipt, ownership and disposition of Common Stock. See, "Risk Factors—The receipt of subscription rights may be treated as a taxable distribution to you." See also, "Material U.S. Federal Income Tax Consequences."

Will our directors, officers, or any significant shareholders participate in the rights offering?

        Our directors and officers who own shares of our Common Stock as of the record date will be eligible to participate in the rights offering. Our directors and officers have not indicated to us whether they will exercise any of their subscription rights in the rights offering.

How many shares of our Common Stock will be outstanding after the rights offering?

        As of the record date, we have [__________] shares of our Common Stock issued and outstanding. We are offering up to [___________] shares of Common Stock in the rights offering. If we issue and sell all of the shares of Common Stock offered in the rights offering, we will have an aggregate of [_________] shares of Common Stock issued and outstanding following completion of the rights offering.

Can we extend, cancel or amend the rights offering?

        Yes. We reserve the right to extend the rights offering period for a period not to exceed 30 calendar days. If we decide to extend the rights offering period, we will issue a press release announcing the extension in advance of the expiration of the then-effective rights offering period. We may also extend the duration of the rights offering period if applicable law or regulations require us to do so. Our Board of Directors has broad discretion regarding any and all determinations whether or not to extend the rights offering period. The Board of Directors may also cancel the rights offering at any time before the expiration of the rights offering for any reason. In addition, we may amend or modify the terms of the rights offering for any reason. See the section in this prospectus under the caption: "The Rights Offering—Expiration Date, Extension, and Amendments."

What happens if the rights offering is not fully subscribed after giving effect to the over-subscription rights?

        The Board of Directors has determined to limit the exercise of over-subscription rights by each stockholder to purchase the same number of shares of Common Stock that it may acquire pursuant to the exercise of its basic subscription right, at the same subscription price of $[___] per whole share, some or all of the unsubscribed shares of Common Stock that remain available at the expiration of the rights offering. Any shares that are not fully subscribed after giving effect to the over-subscription rights will not be sold in the rights offering.

How will the rights offering affect the ownership of our largest beneficial owner?

             As of the record date, Edward D. Bagley beneficially owned an aggregate of 2,750,163 shares of our Common Stock, representing approximately 33% of our Common Stock. In the event that Mr. Bagley were to exercise his right to participate in the rights offering in full and no other shareholders participate in the rights offering, Mr. Bagley could beneficially own up to [__]% of our Common Stock after completion of the rights offering, or [__]% if Mr. Bagley exercises his over-subscription rights in full. The interests of Mr. Bagley in electing to participate in the rights offering or not may be different from yours.

Whom should I contact if I have other questions?

        If you have other questions or need assistance, please contact our Subscription Agent: Broadridge Corporate Issuer Solutions, Inc. (855) 793-5068.

RISK FACTORS

        Investing in shares of our Common Stock involves a high degree of risk. Before making any investment decision, you should carefully consider the risks described under "Risk Factors" in our most recent Annual Report on Form 10-K, and any updates in our Quarterly Reports on Form 10-Q, and current Reports on Form 8-K, together with all of the other information appearing in or incorporated into this prospectus by reference. The risks described in this prospectus and our periodic reports are not the only risks that you should consider. Our future business, financial condition and results of operations could be materially and adversely affected by any of the risks discussed in this prospectus and the risks in the documents incorporated herein by reference, as well as many other unpredictable economic, business, competitive, regulatory and other factors. Past performance is no guarantee of future results. The market price of our shares of Common Stock could lose value and you could correspondingly lose some or all of your investment. See the section in this prospectus under the caption: "Disclosure Regarding Forward-Looking Statements."

Risks Relating to the Rights Offering

You must act promptly and follow all instructions carefully if you wish to exercise your rights to purchase shares.

        If you wish to purchase shares of Common Stock in our rights offering, you must promptly act to complete and properly deliver all applicable documentation and certificates, and assure that payment for your subscription is received by the Subscription Agent prior to the expiration of the rights offering at 5:00 p.m., Eastern Standard Time on[________], 2018, which is [__] calendar days after the effective date of this prospectus. The time available during which you may exercise your rights is very limited. If you do not properly complete and sign your subscription rights certificate, or if you deliver late or deficient payment, or if you do not properly follow the procedures applicable to the exercise of your rights, we may at our discretion either reject your subscription in its entirety or accept only the portion of your subscription corresponding to the amount of payment actually received. We are not responsible for remediating any incomplete or incorrect documents or deficient payment that you submit. We have no obligation to contact you or any broker, dealer, bank or other nominee that holds rights on your behalf regarding any deficiencies. We reserve the right to determine, at our sole discretion, whether the materials and payments that you submit are complete and if they follow the applicable procedures pertaining to exercise of your rights. The risk of delivery of all documents and payments is borne solely by you or your nominee, not by the Subscription Agent or us.

We reserve the right to cancel the rights offering at any time prior to the expiration of the offering period.

        We reserve the right, exercisable at our sole determination at any time prior to the expiration of the offering period, to cancel and terminate the rights offering. If we cancel and terminate the rights offering, we will not have any obligation to you other than to have the Subscription Agent return payments for your subscription. The return of your payments in the event of cancellation of the rights offering will be made by the Subscription Agent without charge of any interest, penalties or deductions.

The subscription price for our shares does not necessarily represent the value of our Company or the value of our Common Stock, and our Common Stock may trade at prices below the subscription price.

        Our rights offering subscription price was set by our Board of Directors at $[___] per share. The subscription price was determined by the Board of Directors based on its analysis of current market conditions, including the company’s stock price performance in 2018 and general market conditions, with the subscription price representing a [__]% discount to the most recent reported closing price of the company’s common stock as reported on the NASDAQ Capital Market on _________, 2018. The subscription price does not bear any particular relationship to the book value of our assets, past operations, cash flows, losses, financial condition or other criteria for ascertaining value. You should not consider the subscription price as an indication of the value of our Company or any inherent value of shares of Common Stock. After the date of this prospectus, our Common Stock may trade at prices below the subscription price.

You may not receive all of the shares of Common Stock for which you oversubscribe.

        If you fully exercise your basic subscription rights, you may subscribe for additional shares of our Common Stock by exercising your over-subscription rights. After Company shareholders exercise some, or all, or none, of their basic subscription rights, we will proportionately allocate among the shareholders who exercise their over-subscription rights any shares remaining available in the rights offering. If the number of available shares that we allocate to you, if any, pursuant to your over-subscription is less than the total amount of your request, then the Subscription Agent will return to you, without interest and without penalty, as soon as reasonably possible after the completion of the rights offering, the excess amount. If the Subscription Agent returns payments to you through your broker, dealer, bank or other nominee, then such broker, dealer, bank or other nominee may separately charge you service or administration fees. We are not responsible for covering or reimbursing any such fees. Other than the return of your excess funds, we will have no obligation to you in respect of any unsatisfied over-subscription requests. There is no assurance or guarantee that if you exercise your over-subscription rights that you will receive any shares of Common Stock pursuant to your over-subscription.

We may amend or modify the terms of the rights offering at any time before the expiration of the rights offering that could adversely affect your investment.

        Our Board of Directors reserves the right to amend or modify the terms of the rights offering. The amendments or modifications may be made for any reason. These changes may include, for example, changes to the subscription price or other matters that may induce greater participation by our shareholders in the rights offering. If we make any fundamental change to the terms of the rights offering after the date of effectiveness of this prospectus, we will file a post-effective amendment to the registration statement in which this prospectus is included and offer subscribers the opportunity to cancel their subscriptions. In such event, we will issue subscription refunds to each shareholder subscribing to purchase shares in the rights offering and recirculate an amended prospectus after the post-effective amendment is declared effective with the SEC. If we extend the expiration date of the rights offering period in connection with any post-effective amendment, we will allow holders of rights reasonable period of additional time to make new investment decisions on the basis of the new information set forth in the prospectus that will form a part of the post-effective amendment. In such event, we will issue a press release announcing the changes to the rights offering and the new expiration date. Even if an amendment does not rise to the level that is fundamental and would thus require us to offer to return your subscription payment, the amendment may nonetheless adversely affect your rights and any prospective return on your investment.

The market price of our Common Stock may be subject to significant volatility before and after the completion of our rights offering which could result in an unrealized investment loss for you.

        The market price of our Common Stock could be subject to significant volatility before and after the completion of our rights offering due to many factors that we cannot control. Some of these factors include, for example, competitive pressures, the unpredictably of orders from customers, industry trends and general economic conditions. If you elect to participate in our rights offering, your subscription price may be higher than the market price after the rights offering completion date. That could result in an immediate unrealized investment loss for you. We can provide no assurance or guarantees that you will be able to sell your Common Stock at a price equal to or greater than the subscription price.

The rights offering may cause the price of our Common Stock to decrease which could result in an investment loss for you.

        The dilution to all shareholders of our Company that occurs due to the additional shares of Common Stock that we issue in the rights offering may decrease the market price of our Common Stock. The decrease in the market price of our Common Stock may continue after the completion of the rights offering. Future prices of the shares of our Common Stock may adjust negatively depending on various factors, including future losses or speculation in the trade or business press about our operations, and overall conditions affecting our businesses, economic trends and the securities markets. Following the exercise of your subscription rights, you may not be able to sell your shares of Common Stock at a price equal to or greater than the subscription price which could result in an investment loss for you.

Our management will retain broad discretion over the use of the proceeds from the rights offering, and might not use the proceeds effectively.

        Our management team will have broad discretion to use the proceeds from the rights offering for general corporate purposes. You will therefore be relying on our management to use the proceeds from the rights offering in an efficient manner. Prior to the completion of the rights offering, you will not have any basis on which to ascertain whether the proceeds will be used to increase the value of your investment. It is possible that the proceeds will be utilized by the Company in a manner that does not yield any favorable return on investment for you.

You may not revoke your subscription and the shares of Common Stock that you purchase in the rights offering may be above the market price at the expiration date which could result in an immediate loss.

        The subscription price for the exercise of your rights has been set by the Board of Directors on the record date for the rights offering. The market price of our Common Stock on the offering expiration date will not be known on the record date. After you exercise your subscription rights, you may not revoke your subscription unless the rights offering is fundamentally amended or canceled by the Board of Directors. If our Board of Directors extends the expiration date of the rights offering without any fundamental amendment, you will not be able to revoke your subscription. Our Common Stock trades on the Nasdaq Capital Market under the symbol "CLRO," and the last reported sales price of our Common Stock on [_______], 2018 was $[___] per share. If you exercise your subscription rights and the public trading market price of our Common Stock thereafter decreases below the subscription price, you will buy shares of our Common Stock at a price above the trading market price. In such event, you would incur an immediate loss in respect of your investment.

You may be required to allocate a portion of your tax basis in our Common Stock to the subscription rights received in the rights offering.

       If the fair market value of the subscription rights you receive equals or exceeds 15% of the fair market value of your shares of Common Stock on the date we distribute the subscription rights to you, you will be required to allocate a portion of your tax basis in your Common Stock to the subscription rights we distribute to you in the rights offering. We will not undertake any appraisal regarding the fair market value of the subscription rights. Please see the section in this prospectus under the caption: "Material U.S. Federal Income Tax Consequences."

You will not have any rights in the shares of Common Stock that you purchase until you actually receive such shares of Common Stock.

        You will not have any rights in the shares of Common Stock that you purchase in the rights offering until such shares of Common Stock are actually issued and received by you. We intend to issue the shares as soon as reasonably possible after the expiration of the rights offering, however, there may be a delay between the expiration date of the rights offering and the date the shares of Common Stock are actually issued and delivered to you. You may not be able to resell the shares of Common Stock that you purchase in the rights offering until you, or your broker, custodian bank or other nominee, if applicable, have actually received those shares.

The receipt of subscription rights may be treated as a taxable distribution to you.

        It is the opinion of our tax counsel, Seyfarth Shaw LLP, that the distribution of subscription rights to a holder of shares of our Common Stock should be treated, for U.S. federal income tax purposes, as a non-taxable distribution under Section 305(a) of the Code and the Treasury Regulations promulgated thereunder. However, there is a lack of authority addressing the application of the Code to distributions of subscription rights. The Internal Revenue Service (the "IRS") could come to different conclusions than our tax counsel regarding the tax treatment for the receipt and exercise of subscription rights. The opinion of our tax counsel regarding the tax-free treatment of the subscription rights distribution is not binding on the IRS, or the courts. As such, there is significant uncertainty in regard to the tax treatment of the receipt and exercise of subscription rights. For example, if our rights offering is deemed to be part of a "disproportionate distribution" under Section 305 of the Code, your receipt of subscription rights may be treated as the receipt of a taxable distribution to you. A "disproportionate distribution" is a distribution or a series of distributions, including deemed distributions, that would result in the receipt of cash or other property by some stockholders and an increase in the proportionate interest of other stockholders in the company's assets or earnings and profits. Due to the lack of authority on the part of the IRS and the courts in regard to interpreting Code Section 305 with respect to distributions of subscription rights, it is not reasonably possible to quantify the degree of uncertainty and risk to the recipients of the subscription rights regarding potential adverse tax effects. If the foregoing position regarding the distribution of the subscription rights being non-taxable under Section 305(a) of the Code is finally determined by the IRS or a court to be incorrect, whether on the basis that the issuance of the subscription rights is a "disproportionate distribution" or otherwise, the fair market value of the subscription rights would be taxable to holders of our Common Stock as a dividend to the extent of the holder's pro rata share of our current and accumulated earnings and profits, if any, with any excess being treated as a return of capital to the extent thereof and then as capital gain. Each holder of our shares of Common Stock considering participating in our rights offering is urged to consult with his, her or its own tax advisor prior to making any investment determination in order to assess possible adverse tax consequences. Please see the section in this prospectus under the caption: "Material U.S. Federal Income Tax Consequences."

The subscription rights are not transferable, and there are no means for you to obtain any value associated with the subscription rights other than to exercise your subscription rights.

        The subscription rights are not transferrable. You may not sell, transfer, assign or give away your subscription rights. There is no market or other permissible means for you to obtain any value associated with the subscription rights other than to exercise your subscription rights. In order to realize any potential value from your subscription rights, you would have to exercise the subscription rights. You should not exercise the subscription rights without careful consideration of all risks discussed in this prospectus and in the documents contained herein by reference.

We do not know how many shareholders will participate in the rights offering.

       We do not have any agreements or understandings with any persons or entities with respect to their exercise of subscription rights or their participation as an underwriter, broker or dealer in the rights offering. We therefore do not know how many other shareholders, if any, will participate in our rights offering. Assuming that shareholders exercise all subscription rights we are offering, we would receive gross proceeds from our rights offering of approximately $[___________]. We intend to use the net proceeds as additional capital for general corporate purposes. If shareholders do not participate in the rights offering, the operations of our Company and our business may be adversely affected.

Edward D. Bagley may acquire up to approximately [___]% of our outstanding shares of Common Stock if no other shareholders participate in the rights offering. The interests of Mr. Bagley in the rights offering may be different from yours.

        As of the record date, Edward D. Bagley beneficially owned an aggregate of 2,750,163 shares of our Common Stock, representing approximately 33% of our Common Stock. In the event that Mr. Bagley were to exercise his right to participate in the rights offering in full and no other shareholders participate in the rights offering, Mr. Bagley could beneficially own up to [__]% of our Common Stock after completion of the rights offering, or [__]% if Mr. Bagley exercises his over-subscription rights in full. The interests of Mr. Bagley in electing to participate in the rights offering or not may be different from yours.

USE OF PROCEEDS

        We may raise up to approximately $[_________] in gross proceeds from our rights offering.

        We intend to use the net proceeds from our rights offering as additional capital for general corporate purposes.

CAPITALIZATION

        Set forth below is our cash and liquid assets and capitalization as of June 30, 2018:

• on an actual basis; and
• on an as adjusted basis, reflecting the issuance of shares of Common Stock offered by this prospectus, at $[___] per share, assuming net proceeds of approximately $[__________] after offering expenses payable by us.

        The information below should be read in conjunction with our unaudited condensed consolidated financial statements for the three and six months ended June 30, 2018 and our audited consolidated financial statements for the year ended December 31, 2017, all of which are incorporated by reference in this prospectus. Our financial statements should also be read in conjunction with the "Management's Discussion and Analysis of Financial Condition and Results of Operations," which is included in our Annual Report on Form 10-K for the year ended December 31, 2017 and our Quarterly Report on Form 10-Q for the quarter ended June 30, 2018, each of which are incorporated by reference in this prospectus. See the sections in this prospectus under the captions: "Incorporation of Certain Information by Reference" and "Where You Can Find More Information."

	As of June 30, 2018 (Unaudited)(1)
	Actual	As Adjusted
Cash and cash equivalents	$4,079	$
Marketable securities	2,852
Shareholders' equity
Common stock, $0.001 par value, 50,000,000 shares authorized, 8,306,935 issued and outstanding	8
Additional paid-in capital	47,750
Accumulated other comprehensive loss	(174)
Retained earnings:	7,203
Total shareholders' equity	54,787

(1)In thousands, except for share and per share amounts.

THE RIGHTS OFFERING

The Subscription Rights

        We are distributing to holders of our outstanding Common Stock, at no charge, non-transferable subscription rights to purchase in the aggregate up to [___________] shares of our Common Stock at the cash subscription price of $[___] per share. We expect to raise $[___________] in maximum gross proceeds from the offering of rights and subscriptions for the purchase of shares of Common Stock thereto.

        If you are a shareholder of record, or if you are a beneficial owner of shares held on your behalf through a broker, dealer, bank or other nominee, you will receive one (1) subscription right for each one (1) share of Common Stock owned at 5:00 p.m., Eastern Standard Time, on [__________], 2018, which is the record date for our rights offering. The Company will allocate to you, by reference to your percentage ownership of the Company on the record date, a proportionate number of the rights offered. Each subscription right will entitle you to purchase [___] shares of our Common Stock at a subscription price of $[___] per whole share of Common Stock, which we refer to as the "basic subscription right." We are not offering, and we will not accept, any subscriptions for fractional shares.

Basic Subscription Right

        Your basic subscription right grants you the right to purchase [___] shares of our Common Stock per subscription right. In order to exercise your basic subscription right, you must deliver your completed documents to our Subscription Agreement and make the payment of the subscription price of $[___] per share, before the expiration of our rights offering.

        You may exercise some, or all or none of your basic subscription rights. If you do not exercise your basic subscription rights in full, we will not grant you any over-subscription rights.

Over-Subscription Right

        Shareholders who exercise their basic subscription rights in full will have the right to subscribe for the remaining number of shares of Common Stock offered in the rights offering that are not purchased by other shareholders. If you exercise your basic subscription rights in full and other shareholders do not fully exercise their basic subscription rights, you may exercise an over-subscription right to purchase the same number of shares of Common Stock that you may acquire pursuant to the exercise of your basic subscription right, at the same subscription price of $[___] per whole share, subject to availability. If the number of unsubscribed shares of Common Stock are not sufficient to satisfy the exercise of all over-subscriptions, the over-subscription rights will be subject to pro rata allocation of shares among shareholders exercising their over-subscription rights. If the shareholders exercise their over-subscription rights for an aggregate number of shares that is less than the total basic unsubscribed shares, we will allocate to you the full amount of over-subscription shares that you have paid for. We will in the same manner allocate to all other shareholders exercising their over-subscription rights the proportionate available number of unsubscribed shares of Common Stock in the rights offering.

        We will not know the total number of unsubscribed shares before the expiration of the rights offering. If you desire to exercise your over-subscription rights, then prior to the expiration of the offering period you must therefore deliver the total payment covering your exercise of all basic subscription rights and the number of shares you wish to purchase through the exercise of your over-subscription rights.

        If the number of available shares that we allocate to you, if any, pursuant to your over-subscription is less than the total amount of your over-subscription request, then the Subscription Agent will return the excess amount to you, without interest and without penalty, as soon as reasonably possible after the expiration of the rights offering. Other than the return of your excess funds, we will have no obligation to you in respect of any unsatisfied over-subscription requests.

        If all of our shareholders exercise their basic subscription rights in full, then no over-subscriptions will be available or accepted.

The Reasons for our Rights Offering

        We are conducting the rights offering to raise capital for general corporate purposes. Our Board of Directors has carefully evaluated our capital needs and determined that our Company requires additional operating capital. In making its determination, the Board considered many factors, including our capital and liquidity requirements during the foreseeable future, as well as the cost and availability of other capital resources. Our Board of Directors concluded that the rights offering was the appropriate course of action for the Company. In particular, the Board of Directors ascertained that the Rights Offering will provide an opportunity for all of our shareholders to participate on a proportionate basis if they so choose.

Subscription Price

        The subscription price was determined by the Board of Directors based on its analysis of current market conditions, including the company’s stock price performance in 2018 and general market conditions, with the subscription price representing a [__]% discount to the most recent reported closing price of the company’s common stock as reported on the NASDAQ Capital Market on _________, 2018. In making its determination, the Board considered many factors, including the historical and current trading prices of our Common Stock, as well as current trends and conditions in capital markets. The subscription price was not determined on the basis of any investment bank or third-party valuation that was commissioned by the Company. We cannot assure you that the market price of our Common Stock during or after the rights offering period will be greater than the subscription price.

Method of Exercising Subscription Rights

        You may exercise your subscription rights as follows:

        1.     Subscription by Registered Holders of Record.    If you are the holder of record and you wish to exercise your subscription rights, you must complete and sign your subscription rights certificate, together with any required signature guarantees, and deliver them to the Subscription Agent, with a notice of guaranteed delivery (if applicable) and an IRS Form W-9, and your payment for the number of shares of Common Stock for which you are subscribing under your basic subscription and your over-subscription, if applicable. The address of the Subscription Agent is set forth below in this prospectus under the caption: "Subscription Agent." You must deliver all materials in a timely manner and assure that your payment clears in full prior to the expiration of the rights offering.

        2.     Subscription by Beneficial Owners holding shares through a broker, dealer, bank or other nominee.    If you are a beneficial owner of shares of our Common Stock that are registered in the name of a broker, dealer, bank or other nominee, and you wish to exercise your subscription rights, you must instruct your broker, dealer, bank or other nominee to exercise your subscription rights on your behalf and deliver all documents and payment before the expiration of the rights offering. Your subscription will only be valid if the Subscription Agent receives all of the required documents and the full subscription payment prior to the rights offering expiration date. Your broker, dealer, bank or other nominee may establish a deadline that is significantly in advance of the rights offering expiration period at 5:00 p.m., Eastern Standard Time, on [__________], 2018, which is [__] calendar days after the effective date of this prospectus. If you wish to subscribe for shares of our Common Stock in the rights offering, you should immediately notify your broker, dealer, bank or other nominee.

Form of Payment

        If you wish to exercise your subscription rights, you must make all payments for your basic subscription right and your over-subscription (if applicable) in accordance with the following:

• cashier's or certified check or bank draft drawn on a U.S. bank payable to Broadridge Corporate Issuer Solutions, Inc.;
• U.S. Postal money order; or

• wire transfer of immediately available funds directly to the account to the following account, with reference to the rights holder's name:

Routing number: 123000848

International/Swift code: USBKUS44IMT

Bank: U.S. Bank

800 Nicollet Mall

Minneapolis, MN  55402 United States

Beneficiary Account Name: Broadridge

Account Number: 153910728465

For Further Credit Name: ClearOne Inc

For Further Credit Account Number: 153910812483

        If the Subscription Agent receives your subscription exercise documentation or funds after the expiration of the rights offering, we may, in our sole discretion, make an accommodation to accept your subscription, but we shall not be under any obligation to accept it. Your payment to the Subscription Agent will be effective upon:

• receipt by the Subscription Agent of any certified or cashier's check or bank draft drawn upon a U.S. bank;
• receipt of collected funds in the Subscription Agent's account.

Where to Submit Subscriptions

        You must deliver all subscription documents, rights certificates, notices of guaranteed delivery (if applicable) and subscription payments other than wire transfers to the Subscription Agent at the following address:

By Mail:

Broadridge Corporate Issuer Solutions, Inc.

Attn: BCIS Re-Organization Dept.

P.O. Box 1317

Brentwood, NY 11717-0693

By Hand Delivery or Overnight Courier Excluding U.S. Postal Service:

Broadridge Corporate Issuer Solutions, Inc.

Attn: BCIS IWS

51 Mercedes Way

Edgewood, NY 11717

Phone: 855-793-5068

        Any deficiency or irregularity with respect to delivery of your subscription documents, rights certificates and/or notices of guaranteed delivery may invalidate the exercise of your subscription rights.

        If you have any questions or if you need assistance in completing any of the subscription documents, rights certificates and/or notices of guaranteed delivery, you may contact the Subscription Agent by email at shareholder@broadridge.com or by telephone at (855) 793-5068.

Missing or Incomplete Subscription Information

        If your subscription rights certificate is not complete and properly signed, or if you deliver deficient payment, or if you do not properly follow the procedures applicable to your exercise of your rights, we may at our discretion either reject your subscription in its entirety or accept only the portion of your subscription corresponding to the amount of payment actually received. We are not responsible for remediating any incomplete or incorrect documents or deficient payment that you submit. We will not contact you or any broker, dealer, bank or other nominee that holds rights on your behalf regarding any deficiencies. We reserve the right to determine, at our sole discretion, whether the materials and payments that you submit are complete and follow the applicable procedures pertaining to exercise of your rights.

Delivery of Subscriptions

        DO NOT SEND YOUR SUBSCRIPTION RIGHTS CERTIFICATES OR PAYMENTS TO THE COMPANY. ALL DELIVERIES AND PAYMENTS MUST BE MADE ONLY TO THE SUBSCRIPTION AGENT.

        Please carefully read the instruction letter accompanying the rights certificate and follow the procedures as specified.

        Your subscription will not be deemed to be received until the Subscription Agent has received delivery of your completed and properly signed rights certificate and received the full subscription amount which has cleared prior to the expiration of the rights offering. The only exceptions for late delivery will be in the case of delivery in accordance with the "Guaranteed Delivery Procedures" described below. Notwithstanding the foregoing, we may, at our sole discretion, determine to accept late subscriptions on a case-by-case basis.

        The risk of delivery of all documents and payments is borne by you or your nominee, not by the Subscription Agent or us.

        All deliveries to the Subscription Agent should only be made by registered first class mail or overnight courier service. Please allow an adequate number of days for delivery of your materials to the Subscription Agent by you or your broker, dealer, custodian bank or other nominee, as applicable. We do not take any responsibility for completion of your subscription documents, subscription rights certificate and payment to the Subscription Agent or, if you are not a holder of record, to your broker, dealer, custodian bank or other nominee. If you wish to exercise your rights, please assure that you properly complete all documents and that you provide comprehensive responses to all information on the forms. If you have any questions or comments regarding completion of the materials, please contact the Subscription Agent.

Notice to Nominees

        If you are a broker, dealer, bank or other nominee that holds shares of our Common Stock for the account of one or more of our shareholders on the record date, you should contact such beneficial owners as soon as possible regarding our rights offering. If a beneficial owner of our Common Stock so instructs, you should complete the rights certificate and submit it to the Subscription Agent with the proper subscription payment prior to the expiration date. You may exercise the number of subscription rights to which all beneficial owners in the aggregate otherwise would have been entitled had they been direct holders of our Common Stock on the record date, provided that you, as a nominee record holder, make a proper showing to the Subscription Agent by submitting the form captioned: "Nominee Holder Election Form," which is included with your rights offering materials. You may contact the Subscription Agent directly to request the form if not provided in the materials delivered to you.

Beneficial Owners

        If your shares of our Common Stock are held in the name of a broker, dealer, bank or other nominee, you will not receive a rights certificate and you will need to coordinate with your broker, dealer, bank or other nominee to act for you. To exercise your subscription rights, you will need to complete and return to your broker, dealer, bank or other nominee the form captioned: "Beneficial Owner Election Form." You should receive the form from your broker, dealer, bank or other nominee with the other rights offering materials. You should contact your broker, dealer, bank or other nominee if you do not receive the form and other rights offering material. We are not responsible if you do not receive the form from your broker, dealer, bank or other nominee or if you receive the form without sufficient time to respond by the deadline established by your nominee, which deadline may be prior to 5:00 p.m., Eastern Standard Time, on [_______], 2018, which is [__] calendar days after the effective date of this prospectus.

Guaranteed Delivery Procedures

        If you do not have adequate time to deliver the rights certificate evidencing your subscription rights to the Subscription Agent prior to the expiration of the rights offering, you may still participate in the rights offering if you follow the guaranteed delivery procedures set forth below prior to the expiration of the rights offering:

• deliver your subscription payment to the Subscription Agent covering all basic subscription rights and over-subscription rights that you are exercising, as applicable, in accordance with the procedures set forth in the section of the prospectus under the caption: "Method of Exercising Subscription Rights;"
• deliver your "Notice of Guaranteed Delivery" to the Subscription Agent; and
• within two (2) business days following the date you submit your Notice of Guaranteed Delivery, deliver to the Subscription Agent the complete and properly signed subscription rights certificate (together with your nominee holder election form, if applicable), including any signature guarantees if necessary.

All Notices of Guaranteed Delivery must include a signature guarantee from an eligible guarantor institution.

        If you have any questions or comments regarding completion or delivery of the Notice of Guaranteed Delivery, please contact the Subscription Agent.

Non-transferability of Subscription Rights

        Neither the basic subscription rights nor the over-subscription are transferable by you. You may not sell, give away or otherwise transfer your subscription rights. However, subscription rights may be assigned to family members or family trusts. The basic subscription rights and the over-subscription rights are also subject to transfer by operation of law (such as testate or intestate succession). The sale of any of your shares prior to the expiration of the rights offering period will not result in the transfer of any subscription rights.

No Fractional Shares

        We will not issue fractional shares of Common Stock in the rights offering. You may only exercise your rights to purchase shares in whole numbers. Any excess funds insufficient to purchase one whole share will be returned to you by the Subscription Agent without penalty or interest.

Validity of Subscriptions

        We reserve the right to resolve at our sole discretion all deficiencies, irregularities and questions regarding the validity of the exercise of your subscription rights. Such determinations may include, without limitation, the time of receipt and eligibility to participate in the rights offering. In resolving all such matters, we will review the relevant facts. We may, at our discretion, also consult with our legal advisors and request input from the relevant parties. Our determination will be final and binding.

        We will not accept any alternative, conditional or contingent subscriptions or instructions of any nature or kind. We reserve the absolute right to reject any subscriptions not submitted in accordance with the requisite time periods or procedures specified for the rights offering. We may also decline to accept any subscriptions which we believe may contravene applicable laws or regulations. We are not responsible for remediating any incomplete or incorrect documents or deficient payment that you submit. We will not contact you or any broker, dealer, bank or other nominee that holds rights on your behalf regarding any deficiencies or irregularities with respect to your subscription. Our interpretations, exercisable at our sole discretion, regarding your satisfaction of all requisite terms and conditions applicable to our rights offering, will be final and binding.

        Once you submit your subscription and payment, the subscription will be irrevocable, even if you later change your mind for any reason and even if the rights offering is extended by the Board of Directors.

Escrow Arrangements; Return of Funds

        The Subscription Agent will hold all rights offering subscription funds in a segregated account pending completion of our rights offering. The Subscription Agent will hold the funds in escrow until we complete or cancel the rights offering. If we cancel the rights offering, the Subscription Agent will return to you, all of your respective subscription payments, without interest or penalty, as soon as reasonably possible.

        If there is a fundamental change to the rights offering and if you decide to cancel your subscription rights, then the Subscription Agent will return your payment without charge of any interest, penalties or deductions. If you hold your shares through your broker, dealer, bank or other nominee, then the cancellation of any subscription rights would have to be initiated by your broker, dealer, bank or other nominee.

        If the Subscription Agent returns payments to you through your broker, dealer, bank or other nominee, then such broker, dealer, bank or other nominee may charge you separate service or administration fees. We are not responsible for covering or reimbursing any such fees.

Expiration Date, Extension, and Amendments

        If you wish to purchase shares of Common Stock in our rights offering, you must promptly act to complete and properly deliver all applicable documentation and certificates, and assure that payment for your subscription is received by the Subscription Agent prior to the expiration of the rights offering on [_______], 2018, at 5:00 p.m., Eastern Standard Time, which is [__] calendar days after the effective date of this prospectus. We are not responsible for remediating any incomplete or incorrect documents or deficient payment that you submit. We have no obligation to contact you or any broker, dealer, bank or other nominee that holds rights on your behalf regarding any deficiencies or irregularities. We reserve the right to determine, at our sole discretion, whether the materials and payments that you submit are complete and follow the applicable procedures pertaining to exercise of your rights. The risk of delivery of all documents and payments is borne by you or your nominee, not by the Subscription Agent or us.

        We reserve the right to extend the rights offering period for a period not to exceed 30 calendar days. If we extend the rights offering period, we will issue a press release announcing the extension in advance of the expiration of the then-effective rights offering period. We may extend the duration of the rights offering period if applicable laws or regulations require us to do so. Our Board of Directors has broad discretion regarding any and all determinations whether or not to extend the rights offering period. The Board of Directors may also cancel the rights offering at any time, for any reason, before the expiration of the rights offering period.

        Our Board of Directors reserves the right to amend or modify the terms of the rights offering. The amendments or modifications may be made for any reason. These changes may include, for example, changes to the subscription price or other matters that may induce greater participation by our shareholders in the rights offering. If we make any fundamental change to the terms of the rights offering after the date of effectiveness of this prospectus, we will file a post-effective amendment to the registration statement in which this prospectus is included and offer subscribers the opportunity to cancel their subscriptions. In such event, we will issue subscription refunds to each shareholder subscribing to purchase shares in the rights offering and recirculate an amended prospectus after the post-effective amendment is declared effective with the SEC. If we extend the expiration date of the rights offering period in connection with any post-effective amendment, we will allow holders of rights reasonable period of additional time to make new investment decisions on the basis of the new information set forth in the amended prospectus that will form a part of the post-effective amendment. In such event, we will issue a press release announcing the changes to the rights offering and the new rights offering expiration date. The terms and conditions of our rights offering cannot be modified or amended after the expiration date.

Cancellation of Some or All of the Rights Offering

        We reserve the right, exercisable at our sole discretion for any reason, to cancel some or all of the rights offering before the expiration date. If we cancel and terminate some or all of the rights offering, we will issue a press release advising our shareholders of the cancelation and all subscription rights will expire without value. The Subscription Agent will return to subscribers, without interest or penalty, any respective subscription payments that it is holding in escrow as soon as reasonably possible following the cancelation date.

No Revocation or Change

        Except in the event we make a fundamental change to the terms and conditions of the rights offering, your exercise of subscription rights will be irrevocable, even if you later change your mind about exercising your rights. The irrevocability of your exercise will apply even if new information comes to your attention or if the market price of our Common Stock falls below the subscription price of $[___] per share. Your exercise of the rights will also remain irrevocable if the authorized period for the rights offering is extended by our Board of Directors. You should not exercise your subscription rights unless you are certain that you wish to purchase shares of our Common Stock at the subscription price of $[___] per share.

        If we make any fundamental change to the terms of the rights offering after the date of effectiveness of this prospectus, we will file a post-effective amendment to the registration statement in which this prospectus is included and offer you the opportunity to cancel your subscription. In such event, if you have subscribed to purchase shares in the rights offering and request a refund, we will issue subscription refunds to you and recirculate an amended prospectus after the post-effective amendment is declared effective with the SEC. If we extend the expiration date of the rights offering period in connection with any post-effective amendment, we will allow holders of rights reasonable period of additional time to make new investment decisions on the basis of the new information set forth in the prospectus that will form a part of the post-effective amendment. In such event, we will issue a press release announcing the changes to the rights offering and the new expiration date.

Dilutive Effects of the Rights Offering

        If you do not exercise some or all of your subscription rights, your percentage ownership of our Common Stock will decrease and your voting and other equity rights will be diluted by the issuance of shares in the rights offering to other subscribers. Rights not exercised prior to the expiration of the rights offering will automatically terminate.

Shareholder Rights

        You will not have any rights in the shares that you purchase in the rights offering until the shares are actually received by you. We intend to issue and deliver the shares as soon as reasonably possible after completion of the rights offering, however, there may be a delay between the expiration date of the rights offering and the date and time that the shares are issued and delivered to you or your broker, custodian bank or other nominee, if applicable.

Issuance of Shares Acquired in the Rights Offering; Trading Market

        At the completion of the rights offering, the Company will issue the shares of Common Stock in book-entry form to each subscriber. The Company will not issue any stock certificates. If you are the holder of record of our Common Stock, shortly after the expiration of the rights offering you will receive a statement of ownership from our transfer agent, Computershare, reflecting the shares of Common Stock that you have purchased in the offering. If your shares of Common Stock are held in the name of a broker, dealer, bank or other nominee, your shares of Common Stock will be issued to the same account. You may request a statement of ownership from the broker or nominee following the completion of the rights offering.

Foreign Shareholders

        For purposes of assuring that we will not breach the laws of any country outside of the United States, we will not mail this prospectus or the subscription rights certificates to shareholders whose addresses are outside the United States or who have an army post office or foreign post office address. The Subscription Agent will hold the subscription rights certificates on behalf of each such shareholder.

        If you live outside of the United States and wish to exercise your subscription rights, you must notify the Subscription Agent on or before 5:00 p.m. at least two (2) business days prior to the expiration date of the rights offering. You must satisfy the Subscription Agent that your exercise of subscription rights does not violate any laws applicable to you in your locality. All other deadlines with respect to the delivery of subscription materials and payment will apply to you,

Third-Party Consents or Approvals

        We will have no obligation to accept your subscription to the rights offering if we determine, at our sole discretion, that any third-party consents or approvals would be necessary for you to own or control such shares, including, without limitation, any regulatory authorities of any state or federal agency, and we have not received satisfactory evidence of such consent or approval prior to the expiration of the offering period.

Fees and Expenses

        We will pay all fees, costs and expenses due to the Subscription Agent and any other expenses we that we may incur in connection with the rights offering. You are solely responsible for paying your own commissions, fees, taxes or other expenses that you may incur in connection with the exercise of your rights, your subscription and your purchase of our shares of Common Stock in the rights offering. Without limiting the foregoing, you will be solely responsible for any and all fees, costs, expenses and disbursements charged by your broker, dealer, bank or other nominee, if applicable.

No Board of Directors Recommendation to Rights Holders

        Neither our Board of Directors nor our management has made any recommendations regarding the exercise of your subscription rights. You should carefully consider all relevant facts and circumstances in determining whether or not to exercise your subscription rights on the basis of your own assessment. You may not revoke or revise any exercises of subscription rights once made, unless we cancel and terminate the rights offering. See the section in this prospectus under the caption: "Risk Factors."

Shares of Our Common Stock Outstanding After the Rights Offering

        Approximately [_________] shares of our Common Stock were issued and outstanding on the record date. Assuming the exercise of all rights in the offering and issuance of the maximum of [___________] shares in the offering, we expect to have approximately [_____________] shares of Common Stock outstanding after the completion of our rights offering.

No Unlawful Subscriptions

        We reserve the absolute right to reject any subscriptions not properly submitted or the acceptance of which would be unlawful. We are not soliciting, selling or accepting any offers to participate in our rights offering in any jurisdictions where such actions are prohibited. No offers to purchase any shares of our Common Stock are made to rights holders who are residents of such jurisdictions and we will not sell or accept offers for the purchase of our Common Stock from such rights holders.

PLAN OF DISTRIBUTION

        On or about [________], 2018, which is the second business day after the date of effectiveness of this prospectus, we plan to distribute the subscription rights, rights certificates and copies of this prospectus to holders of shares of our Common Stock as of the record date. If you have made a determination to exercise your rights, you must comply in a timely manner with the exercise procedures set forth in the section of this prospectus under the caption: "The Rights Offering—Method of Exercising Subscription Rights."

        You may contact the Subscription Agent if you have any questions, by email at shareholder@broadridge.com or by telephone at (855) 793-5068.

        Some of our officers and directors may solicit responses from you as a holder of rights. We will not pay our officers and directors any commissions or compensation for such services, other than their normal employment or director compensation.

        In connection with our rights offering, we have agreed to pay our Subscription Agent its customary fees, plus certain expenses.

        No brokers, dealers or underwriters are acting on our behalf in connection with the solicitation or exercise of subscription rights. We are not paying any commissions, underwriting fees or discounts in connection with the rights offering or the shares that we will issue upon exercise of the subscription rights held by our shareholders. We are not aware of any third-party agreements in such regard.

DESCRIPTION OF OUR COMMON STOCK

        The following is only a summary of the terms and conditions applicable to our Common Stock and it not intended to be complete. Our Company is a Delaware coration and our Common Stock is subject to the provisions of our Certificate of Incorporation ("Certificate of Incorporation") and our Bylaws ("Bylaws").

Common Stock

The Company has fifty million (50,000,000) shares of common stock, $0.001 par value per share, authorized by its Certificate of Incorporation. The holders of the common stock of the Company shall be entitled at all meetings of shareholders to one vote for each share of such stock held by them. Cumulative voting is expressly prohibited by the Certificate of Incorporation. With respect to any matter, a quorum shall be present at a meeting of shareholders if the holders of a majority of the shares entitled to vote on that matter are represented at the meeting in person or by proxy.

Shareholders of the Company have no preemptive rights to acquire additional shares of common stock or other securities. The common stock is not subject to redemption and carries no subscription or conversion rights. In the event of liquidation of the Company, the shares of common stock are entitled to share equally in corporate assets after satisfaction of all liabilities. Holders of common stock are entitled to receive such dividends as the Board of Directors may from time to time declare out of funds legally available for the payment of dividends. The Company has not paid a cash dividend on our common stock and does not anticipate doing so in the foreseeable future. The Company intends to retain earnings to fund future working capital requirements, infrastructure needs, growth, product development.

The Board of Directors has the authority to issue the authorized but unissued shares of common stock without action by the shareholders. Any future issuance of such shares would reduce the percentage ownership held by existing shareholders and might dilute the book value of their shares.

The shares of our common stock presently outstanding are fully paid and non-assessable, and any shares issued by us pursuant to this prospectus will be fully paid and non-assessable when issued. Our common stock trades on the NASDAQ Capital Market under the symbol “CLRO.”

Anti-Takeover Provisions

Certificate of Incorporation and Bylaws

Because our stockholders do not have cumulative voting rights, our stockholders holding a majority of the outstanding shares of Common Stock outstanding will be able to satisfy the quorum requirement and be able to elect all of our directors by a plurality of the voting power of the shares present in person or by proxy. Our Certificate of Incorporation and Bylaws provide that all stockholder actions must be effected at a duly called meeting of stockholders and not by written consent. A special meeting of stockholders may be called by a resolution adopted by a majority of our board, our chair of the board, our chief executive officer or the president in absence of the chief executive officer. Any power of the stockholders to call a special meeting is specifically denied by the terms of our Certificate of Incorporation.

These provisions are intended to enhance the likelihood of continued stability in the composition of our board of directors and its policies and to discourage certain types of transactions that may involve an actual or threatened acquisition of us. These provisions are also designed to reduce our vulnerability to an unsolicited acquisition proposal and to discourage certain tactics that may be used in proxy fights. However, such provisions could have the effect of discouraging others from making tender offers for our shares and may have the effect of deterring hostile takeovers or delaying changes in our control or management. As a consequence, these provisions also may inhibit fluctuations in the market price of our stock that could result from actual or rumored takeover attempts.

Section 203 of the Delaware General Corporation Law

We are subject to Section 203 of the Delaware General Corporation Law, which prohibits a Delaware corporation from engaging in any business combination with any interested stockholder for a period of three years after the date that such stockholder became an interested stockholder, with the following exceptions:

●     Before such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

●     Upon closing of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction began, excluding for purposes of determining the voting stock outstanding (but not the outstanding voting stock owned by the interested stockholder) those shares owned by (i) persons who are directors and also officers and (ii) employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

●     On or after such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least sixty-six and two-third percent (66 2/3%) of the outstanding voting stock that is not owned by the interested stockholder.

In general, Section 203 defines business combination to include the following:

●     Any merger or consolidation involving the corporation and the interested stockholder;

●     Any sale, lease, exchange, mortgage, transfer, pledge or other disposition of 10% or more of the assets of the corporation involving the interested stockholder;

●     Subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

●     Any transaction involving the corporation that has the effect of increasing the proportionate share of the stock or any class or series of the corporation beneficially owned by the interested stockholder; or

●     The receipt by the interested stockholder of the benefit of any loss, advances, guarantees, pledges or other financial benefits by or through the corporation.

In general, Section 203 defines an “interested stockholder” as an entity or person who, together with the person’s affiliates and associates, beneficially owns, or within three years prior to the time of determination of interested stockholder status did own, 15% or more of the outstanding voting stock of the corporation.

Written Consent of Shareholders

Our Bylaws provide that any action which may be taken at a meeting of the shareholders may be taken without a meeting and without prior notice if one or more consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shareholders entitled to vote with respect to the subject matter thereof were present and voted. Special meetings of the shareholders may be called by holders of at least 10% of all the votes entitled to be cast on any issue proposed to be considered at the proposed special meeting or by the Chairman of the Board, the President or the Board of Directors.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Broadridge.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

        The following is a summary of material U.S. federal income tax consequences of the receipt of rights in our rights offering and the exercise (or expiration) of those rights as applied to U.S. holders (as defined below) of our Common Stock that hold such stock as a capital asset for federal income tax purposes and, insofar as it relates to matters of U.S. federal income tax law and regulations or legal conclusions with respect thereto, constitutes the opinion of our tax counsel, Seyfarth Shaw LLP. This discussion is based upon existing U.S. federal income tax law, which is subject to differing interpretations or change (possibly with retroactive effect). The effects of other U.S. federal tax laws, such as estate and gift tax laws, and any applicable state, local or non-U.S. tax laws are not discussed. We therefore recommend that each holder of our Common Stock consult its own tax advisor with respect to the particular tax consequences of this offering or the related share issuance to such holder.

        This discussion is based upon the U.S. Internal Revenue Code of 1986, as amended (the “Code”), Treasury Regulations promulgated thereunder, judicial decisions, and published rulings and administrative pronouncements of the U.S. Internal Revenue Service ("IRS"), in each case in effect as of the date hereof. These authorities may change or be subject to differing interpretations. Any such change or differing interpretation may be applied retroactively in a manner that could adversely affect a holder of the subscription rights or shares of our Common Stock acquired pursuant to exercise of the subscription rights.

        This summary deals only with U.S. holders that acquire subscription rights in our rights offering and assumes that the subscription rights or shares of Common Stock issued upon exercise of the subscription rights will be held as capital assets within the meaning of Section 1221 of the Code.

        This summary does not address all aspects of federal income taxation that may be important or consequential to various holders responsive to specific facts or circumstances or to holders who may be subject to special tax rules, including, without limitation, the following, all of whom may be subject to tax rules that differ significantly from those summarized in this discussion:

• U.S. expatriates and former citizens or long-term residents of the United States;
• persons holding the subscription rights or shares of our Common Stock as part of a hedge, straddle or other risk reduction strategy or as part of a conversion transaction or other integrated investment;
• banks, insurance companies, and other financial institutions;
• brokers, dealers or traders in securities;
• "controlled foreign corporations," "passive foreign investment companies," and corporations that accumulate earnings to avoid U.S. federal income tax;
• partnerships or other entities or arrangements treated as partnerships for U.S. federal income tax purposes (and investors therein);
• tax-exempt organizations or governmental organizations;
• persons deemed to sell the subscription rights or shares of Common Stock under the constructive sale provisions of the Code;
• persons for whom our stock constitutes "qualified small business stock" within the meaning of Section 1202 of the Code;
• persons who hold or receive the subscription rights or shares of our Common Stock pursuant to the exercise of any employee stock option or otherwise as compensation; and
• tax-qualified retirement plans.

        We have not sought, and we will not seek, any rulings from the IRS regarding the federal income tax consequences of this offering or the related share issuances.

        For purposes of this summary, a "U.S. holder" is a holder of shares of our Common Stock or subscription rights that is for U.S. federal income tax purposes:

• an individual who is a citizen or resident of the U.S., including an alien individual who is a lawful permanent resident of the U.S. or who meets the substantial presence test under Section 7701(b) of the Code;
• a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized under the laws of the United States, any state thereof, or the District of Columbia;
• an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or
• a trust that (1) is subject to the primary supervision of a U.S. court and the control of one or more United States persons (within the meaning of Section 7701(a)(30) of the Code), or (2) has made a valid election under applicable Treasury Regulations to continue to be treated as a United States person.

        THE FOLLOWING IS A DISCUSSION OF MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS OF THE RECEIPT OF RIGHTS IN THIS OFFERING, THE EXERCISE OR EXPIRATION OF THOSE RIGHTS, AND THE SALE OF ANY SHARES OF COMMON STOCK ACQUIRED UPON THE EXERCISE OF SUCH RIGHTS. EACH INVESTOR SHOULD CONSULT ITS OWN TAX ADVISOR AS TO PARTICULAR TAX CONSEQUENCES TO IT OF THE RECEIPT OF RIGHTS IN THIS OFFERING, THE EXERCISE OR EXPIRATION OF THOSE RIGHTS, AND THE SALE OF ANY SHARES OF COMMON STOCK ACQUIRED UPON THE EXERCISE OF SUCH RIGHTS, INCLUDING, WITHOUT LIMITATION, THE APPLICABILITY AND EFFECTS OF ANY STATE, LOCAL OR FOREIGN TAX LAWS, AND OF ANY PROPOSED CHANGES IN APPLICABLE LAWS.

Receipt of the subscription rights

      It is the opinion of our tax counsel, Seyfarth Shaw LLP, that the distribution of the rights should be treated as a non-taxable stock distribution pursuant to Section 305(a) of the Code. However, there is a lack of authority directly addressing the application of Section 305(a) of the Code to distributions of subscription rights, and thus the application of Section 305(a) of the Code to the distribution of the subscription rights in our offering is uncertain. In addition, our tax counsel's position is not binding on the IRS or on any court and we cannot assure you that the IRS and/or a court may not adopt a contrary position. We have not sought and will not seek a ruling from the IRS regarding the rights offering. If the foregoing position is finally determined by the IRS or a court to be incorrect, the fair market value of the rights would be taxable to participants in the rights offering as a dividend to the extent of our current and accumulated earnings and profits, with any fair market value in excess of such earnings and profits being treated as a return of basis, to the extent thereof, and then (with respect to any further excess amounts) as capital gain. Due to the lack of direct authority relating to distributions of subscription rights, it is not reasonably possible to quantify the degree of uncertainty and risk to the recipients of the subscription rights regarding potential adverse tax effects. See, "Risk Factors—The receipt of subscription rights may be treated as a taxable distribution to you."

        The distribution of the subscription rights would be taxable under Section 305(b) of the Code if, among other things, the rights offering were treated as a distribution, or part of a series of distributions, resulting in the receipt of cash or other property by some of our stockholders, and an increase in the proportionate interest of our stockholders in our assets or earning and profits. Distributions having that effect are referred to as "disproportionate distributions." For purposes of the definition of "disproportionate distributions", the term "property" includes money, securities and any other property, except that "property" does not include stock in the corporation making the distribution or rights to acquire such stock. The reference to a "series of distributions" encompasses all distributions of stock made or deemed made by a corporation which have the result of receipt of cash or property by some stockholders and an increase in the proportionate interests of other stockholders. Under the Treasury Regulations applicable to Section 305(b), where the receipt of cash or property occurs more than 36 months following a distribution or series of distributions of stock, or where a distribution is made more than 36 months following the receipt of cash or property, such distribution, or distributions, will be presumed not to result in the receipt of cash or property by some stockholders and an increase in the proportionate interest of other stockholders, unless the receipt of cash or property by some stockholders and the distribution or series of distributions are made pursuant to a plan. During the last 36 months, we have not made any distributions of cash or non-stock property with respect to our Common Stock. In addition, within the last 36 months, we have not made any payments in cash or non-stock property of interest on previously outstanding convertible notes or of dividends on previously outstanding preferred stock. Currently, we do not intend to pay any dividends on our Common Stock (other than the issuance of the subscription rights in connection with this offering). In addition, many forms of taxable distributions under Section 305(b) of the Code involve preferred stock, such as the distribution of convertible preferred stock in certain circumstances pursuant to Section 305(b). Currently, we do not have any convertible debt or preferred stock outstanding, nor do we currently intend to issue any convertible debt or preferred stock.

       On the basis of the relevant facts discussed in the paragraph above, together with analysis of Section 305(b) of the Code and corresponding Treasury Regulations, it is the opinion of our tax counsel, Seyfarth Shaw LLP, that the distribution of the subscription rights in the rights offering should not constitute an increase in the proportionate interest of some stockholders in the assets, or earnings and profits, of the Company and that the rights offering should therefore not constitute part of a "disproportionate distribution," pursuant to Section 305(b) of the Code. However, due to lack of authority, the actual application of the Code Section 305 rules to the rights offering (and any interest therein or obtained thereby) is uncertain. If the foregoing is determined by the IRS or a court to be incorrect, whether on the basis that the issuance of the subscription rights is a "disproportionate distribution" or otherwise, the fair market value of the subscription rights would be taxable to you. See, "Risk Factors—The receipt of subscription rights may be treated as a taxable distribution to you." If the receipt of subscription rights is taxable to you as described above, and you allow subscription rights you receive in the rights offering to expire, you should recognize a capital loss equal to your tax basis in the expired subscription rights. Your ability to use any capital loss is subject to certain limitations. You should not recognize any gain or loss upon the exercise of the subscription rights and the tax basis of the shares of Common Stock you acquire through the exercise of the subscription rights should equal the sum of the subscription price for the shares and your tax basis in the subscription rights.

        The remainder of this section, "Material U.S. Federal Income Tax Consequences", assumes that U.S. holders of our Common Stock will not be subject to U.S. federal income tax on the receipt of the subscription rights.

Tax Basis and Holding Period of the Rights

        For U.S. federal income tax purposes, your tax basis in the subscription rights you receive with respect to your shares of Common Stock will depend on the fair market value of the subscription rights you receive and the fair market value of your existing shares of Common Stock on the date you receive the subscription rights.

        If the fair market value of the subscription rights you receive is less than 15% of the fair market value of your existing shares of Common Stock on the date you receive your subscription rights, your subscription rights will have a zero basis, unless you choose to allocate your basis in the shares of Common Stock you own prior to the expiration date of the rights offering between your shares of Common Stock and the subscription rights in proportion to the relative fair market values of your shares of Common Stock and the subscription rights, as determined on the date of receipt of the subscription rights.

        However, if the fair market value of the subscription rights a U.S. holder receives is 15% or more of the fair market value of such U.S. holder’s shares of Common Stock on the date the U.S. holder receives the subscription rights, then the U.S. holder must allocate its tax basis in its shares of Common Stock between those shares and the subscription rights the U.S. holder receives in proportion to their fair market values, as determined on the date the U.S. holder receives the subscription rights.

        The fair market value of the subscription rights on the date of distribution of the subscription rights is inherently uncertain. We have not obtained any fair market value appraisal, and we do not plan to commission any appraisal regarding the fair market value of the subscription rights. In ascertaining fair market value of the subscription rights, you should consider all relevant facts and circumstances, including any difference between the subscription price of the subscription rights and the trading price of our Common Stock on the date that the subscription rights are distributed, the length of the period during which the subscription rights may be exercised, and the fact that the subscription rights are non-transferable.

Expiration of the Rights

        If you allow subscription rights received in the rights offering to expire, you generally should not recognize any gain or loss upon that expiration. If you have tax basis in the subscription rights and you allow the subscription rights to expire, the tax basis of our Common Stock owned by you with respect to which such subscription rights were distributed will be restored to the tax basis of such Common Stock immediately before the receipt of the subscription rights in the rights offering.

If you exercise a subscription right distributed to you in the rights offering after disposing of the share of our Common Stock with respect to which such subscription right is received, certain aspects of the tax treatment of the exercise of the subscription right are unclear, including (1) the allocation of tax basis between the Common Stock previously sold and the subscription right, (2) the impact of such allocation on the amount and timing of gain or loss recognized with respect to the Common Stock previously sold, and (3) the impact of such allocation on the tax basis of Common Stock acquired through the exercise of the subscription right. If you exercise a subscription right distributed to you in the rights offering after disposing of the Common Stock with respect to which the subscription right is received, you should consult your tax advisor as to these uncertainties.

Exercise of the Rights; Tax Basis and Holding Period of the Shares

        The exercise of the rights that you receive in this offering should not result in any gain or loss to you. The tax basis of our Common Stock that you acquire through exercise of the rights should be equal to the sum of:

• the subscription price per share; and
• the basis, if any, in the rights that you exercised, determined as described in "—Tax Basis of the Rights" above.

        The holding period for the shares of our Common Stock that you acquire upon exercise of a right should begin with the date of exercise of the rights.

        If you exercise the rights received in this offering after disposing of the shares of our Common Stock with respect to which the rights are received, you should consult your tax advisor regarding the potential application of the "wash sale" rules under Section 1091 of the Code.

Distributions on Common Stock Acquired Through Exercise of the Subscription Rights

        Cash distributions on Common Stock will be dividends for U.S. federal income tax purposes to the extent of our current or accumulated earnings and profits, as determined for U.S. federal income tax purposes, and will be taxable as ordinary income, although possibly at reduced rates as discussed below. To the extent that the amount of any distribution paid with  to Common Stock exceeds our current or accumulated earnings and profits, the excess will be treated first as a nontaxable return of capital to the extent of your adjusted tax basis in the Common Stock and then as capital gain.

        Distributions on Common Stock taxable as dividends received by corporate U.S. holders generally will be eligible for the dividends received deduction, subject to various conditions and limitations. Subject to certain exceptions for short-term and hedged positions and provided that certain holding period and other requirements are met, distributions constituting “qualified dividend income” received by non-corporate U.S. holders in respect of Common Stock generally are currently subject to a reduced maximum tax rate of 20% plus the additional tax on net investment income.

        You should consult your own tax advisor regarding the availability of the reduced dividend tax rate or the dividends received deduction in light of your particular circumstances.

Sale or Other Disposition of the Rights Shares

        If you sell, exchange or otherwise dispose of the shares that you acquire in respect of the exercise of your rights, you will generally recognize capital gain or loss thereon, assuming the shares are held as capital assets at the time of sale. If you hold your shares for more than one year, the treatment of the gain or loss should be long-term capital gain or loss, as applicable. Under current law, long-term capital gains of individuals, estates, and trusts generally are subject to a maximum federal income tax rate of 20% plus, with respect to certain U.S. citizens and residents subject to taxation at the higher federal income tax brackets, an additional 3.8% tax on net investment income.

Information Reporting and Backup Withholding

        You may be subject to information reporting to the IRS and/or U.S. federal backup withholding with respect to dividend payments on or the gross proceeds from the disposition of our shares of Common Stock that you acquire through the exercise of subscription rights. Backup withholding should not apply if you furnish a correct taxpayer identification number (certified on IRS Form W-9) or otherwise establish that you are exempt from backup withholding. Backup withholding is not an additional tax. Backup withholding may apply if you (i) fail to furnish your social security or other taxpayer identification number ("TIN"), (ii) furnish an incorrect TIN, (iii) fail to report interest or dividends properly, or (iv) fail to provide a certified statement, signed under penalty of perjury, that the TIN provided is correct, that you are not subject to backup withholding and that you are a U.S. person. Amounts withheld as backup withholding may be credited against your U.S. federal income tax liability. You may obtain a refund of any excess amounts withheld under the backup withholding rules by filing the appropriate claim for refund with the IRS and furnishing the applicable information.

LEGAL MATTERS

        Unless otherwise indicated, the validity of the Common Stock offered by this prospectus will be passed upon for us by Seyfarth Shaw LLP. Certain matters regarding material U.S. federal income tax consequences of the rights offering have been passed upon for us by the law firm of Seyfarth Shaw LLP, attorneys at law admitted to practice in the State of New York.

EXPERTS

        The consolidated financial statements of ClearOne, Inc. incorporated in this prospectus by reference from ClearOne Inc.'s Annual Report on Form 10-K for the year ended December 31, 2017 were audited by Tanner LLC, an independent registered public accounting firm, as stated in their report which is incorporated herein by reference. Such consolidated statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        We are an SEC reporting company and file annual, quarterly and current reports, proxy statements and other information with the SEC. We have filed with the SEC a registration statement on Form S-1 under the Securities Act, with respect to the Common Stock and subscription rights being offered under this prospectus. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information with respect to us and the securities being offered under this prospectus, we refer you to the complete registration statement and the exhibits and schedules filed as a part of the registration statement. You may read and copy the registration statement, as well as our reports, proxy statements and other information, at the SEC's Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the Public Reference Room. The SEC maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The SEC's Internet site can be found at http://www.sec.gov. You can also obtain copies of materials we file with the SEC from our Internet website found at http://www.clearone.com/. The information contained in our website is not a part of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

        The SEC allows us to "incorporate by reference" information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The documents incorporated by reference into this prospectus contain important information that you should read about us. The following documents are incorporated by reference into this prospectus:

(a)     our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, as filed with the SEC on April 20, 2018;

(b)     Amendment No. 1 to our Annual Report on Form 10-K/A for the fiscal year ended December 31, 2017, as filed with the SEC on April 30, 2018;

(c)     our Quarterly Reports on Form 10-Q for the first fiscal quarters ended March 31, 2018 and June 30, 2018, as filed with the SEC on June 20, 2018 and August 9, 2018, respectively;

(d)     our Current Reports on Form 8-K, as filed with the SEC on January 10, 2018 (Items 1.01 and 5.02), April 10, 2018 (Item 3.01 and 9.01), April 26, 2018 (Items 8.01 of 9.01) and May 21, 2018 (Items 3.01 and 9.01);

(e)     our definitive proxy statement on Schedule 14A as filed with the SEC on September 24, 2018; and

(f)     the description of our common stock set forth in our definitive proxy statement on Schedule 14A as filed with the SEC on September 24, 2018.

        All documents subsequently filed by us (other than current reports furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items unless such Form 8-K expressly provides to the contrary) with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, including those made after the date of the initial filing of the registration statement of which this prospectus forms a part and prior to effectiveness of such registration statement, until we file a post-effective amendment that indicates the termination of the offering of the Common Stock made by this prospectus, are deemed to be incorporated by reference into this prospectus. Such future filings will become a part of this prospectus from the respective dates that such documents are filed with the SEC.

        Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that such statement contained herein or in any other subsequently filed document, which is also incorporated or deemed to be incorporated herein, modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

        The documents incorporated by reference into this prospectus are also available on our corporate website at http://www.arcw.com/ under the heading "Investor Relations." Information contained on, or that can be accessed through, our website is not part of this prospectus, and you should not consider information on our website to be part of this report unless specifically incorporated herein by reference You may obtain copies of any or all of the documents incorporated by reference in this prospectus from us free of charge by requesting them in writing or by telephone at the following address:

ClearOne, Inc.
5225 Wiley Post Way, Suite 500
Salt Lake City, UT 84116
(801-975-7200

CLEARONE, INC.

NON-TRANSFERABLE SUBSCRIPTION RIGHTS

TO PURCHASE AN AGGREGATE OF UP TO [___________] SHARES OF COMMON STOCK
AT $[___] PER SHARE

ISSUABLE UPON EXERCISE OF THE SUBSCRIPTION RIGHTS

PROSPECTUS

        We have not authorized any dealer, salesperson or other person to give you written information other than this prospectus or to make representations as to matters not stated in this prospectus. You must not rely on unauthorized information. This prospectus is not an offer to sell these securities or our solicitation of your offer to buy these securities in any jurisdiction where that would not be permitted or legal. Neither the delivery of this prospectus nor any sales made hereunder after the date of this prospectus shall create an implication that the information contained herein or the affairs of the Company have not changed since the date of this prospectus.

PART II—INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.    Other Expenses of Issuance and Distribution.

        The following is an itemization of all expenses (subject to future contingencies) incurred or to be incurred by us in connection with the issuance and distribution of the securities being offered. All items below are estimates. The registrant will pay all of such expenses.

Securities and Exchange Commission registration fee	$1,245
Accounting and advisor fees and expenses	$25,000
Legal fees and expenses	$35,000
Subscription agent fees and expenses	$15,000
Printing fees	$25,000
Total	$101,245

Item 14.    Indemnification of Directors and Officers.

The Registrant incorporated under the laws of the State of Delaware. Section 145 of the Delaware General Corporation Law provides that a Delaware corporation may indemnify any persons who were, are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as an officer, director, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnification may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with defending or settling such action, suit or proceeding, provided that such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the corporation’s best interests except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses (including attorneys’ fees) actually and reasonably incurred.

The Registrant’s certificate of incorporation and bylaws provide for the indemnification of its directors and officers to the fullest extent permitted under the Delaware General Corporation Law.

Section 102(b)(7) of the Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director, except for liability for any:

●     Breach of director’s duty of loyalty to the corporation or its stockholders.

●     Act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

●     Unlawful payment of dividends or unlawful purchase or redemption of shares; or

●     Transaction from which the director derives an improper personal benefit;

The Registrant’s amended and restated certificate of incorporation includes such a provision. Expenses incurred by any officer or director in defending any such action, suit or proceeding in advance of its final disposition shall be paid by the Registrant upon delivery to it of an undertaking, by or on behalf of such director or officer, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified by the Registrant.

Section 174 of the Delaware General Corporation Law provides, among other things, that a director who willfully or negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption, may be held jointly and severally liable for such actions. A director who was either absent when the unlawful actions were approved or dissented at the time may avoid liability by causing his or her dissent to such actions to be entered in the books containing minutes of the meetings of the board of directors at the time such action occurred or immediately after such absent director receives notice of the unlawful acts.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

Item 15.    Recent Sales of Unregistered Securities

        None.

Item 16.    Exhibits and Financial Statement Schedules.

        The exhibits and financial statement schedules filed as part of this registration statement are as follows:

(a)List of Exhibits.

        The exhibits to the registration statement are listed in the Exhibit Index attached hereto and incorporated by reference herein.

(b)Financial Statement Schedules.

        No financial statement schedules are filed because the required information is not applicable or is included in the consolidated financial statements or related notes.

Item 17.    Undertakings.

        The undersigned registrant hereby undertakes:

        (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i)  To include any prospectus required by Section 10(a)(3) of the Securities Act;

         (ii)  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

        (iii)  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

        (2)   That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the expiration of the offering.

        (4)   That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

        (5)   That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

          (i)  Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

         (ii)  Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

        (iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

        (iv)  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

        (6)   That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        (7)   Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

EXHIBIT INDEX

4.1	Form of Rights Certificate.*
4.2	Form of Notice to Shareholders who are Record Holders.*
4.3	Form of Notice to Shareholders who are Acting as Nominees.*
4.4	Form of Notice to Clients of Shareholders who are Acting as Nominees.*
4.5	Form of Notice of Guaranteed Delivery.*
4.6	Form of Beneficial Owner Election Form.*
4.7	Form of Nominee Holder Election Form.*
5.1	Form of Opinion of Seyfarth Shaw LLP regarding the validity of the securities being issued.**
8.1	Form of Opinion of Seyfarth Shaw LLP regarding certain tax matters. **
23.1	Consent of Tanner LLP**

*Exhibits to be filed by Amendment.
**Exhibits filed herewith.

SIGNATURES

             Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, on September 25, 2018.

CLEARONE, INC.

By:	/s/ Zeynep Hakimoglu
	Name:	Zeynep Hakimoglu
	Title:	President and Chief Executive Officer

KNOW ALL MEN BY THESE PRESENTS, that each of the persons below constitutes and appoints each of Zeynep Hakimoglu and Narsi Narayanan, or any of them, each acting alone, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for such person and in his name, place and stead, in any and all capacities (including all pre-effective and post-effective amendments and registration statements filed pursuant to Rule 462(b) under the Securities Act of 1933), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that any such attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and as of the dates indicated.

Date	Signatures

September 25, 2018	/s/ Zeynep Hakimoglu
Zeynep Hakimoglu, Chairman of the Board of Directors, President and Chief Executive Officer (Principal Executive Officer)

September 25, 2018	/s/ Narsi Narayanan
Narsi Narayanan, Senior Vice President of Finance (Principal Financial and Principal Accounting Officer)

September 25, 2018	/s/ Brad R. Baldwin
Brad R. Baldwin, Director

September 25, 2018	/s/ Larry R. Hendricks
Larry R. Hendricks, Director

September 25, 2018	Eric L. Robinson
Eric L. Robinson, Director